UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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AMPLIFY ENERGY CORP.

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AMPLIFY ENERGY CORP.

500 Dallas Street, Suite 1700

Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

The 2020 Annual Meeting of Stockholders of Amplify Energy Corp. will be held at the C. Baldwin Hotel, 400 Dallas Street, A. De Zavala III Conference Room, Houston, Texas 77002 on May 20, 2020, at 9:00 a.m. Houston time, to consider the following proposals:

1. To elect six members to our board of directors to hold office until our 2021 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2. To ratify the appointment, by the Audit Committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3. To approve, by a non-binding vote, the compensation of our named executive officers;

4. To approve, by a non-binding vote, the frequency of stockholder advisory votes on the compensation of our named executive officers; and

5. To transact such other business as may be properly presented at the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying proxy materials. Only stockholders of record at the close of business on March 26, 2020, the record date, are entitled to receive notice of and to vote at the Annual Meeting.

As part of our precautions regarding the coronavirus (or COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct the Annual Meeting, including the possibility that the Annual Meeting be held solely by means of remote communication, we will announce this decision in advance, and details will be posted on our website and filed with the Securities and Exchange Commission (the “SEC”).

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy solicitation materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 7, 2020, we will mail to each stockholder of record a Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials, vote, or request paper copies.

By Order of the Board of Directors,

Eric M. Willis

Senior Vice President, General Counsel & Land

Houston, Texas

April 7, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2020

This Notice of Annual Meeting of Stockholders and the accompanying proxy statement, along with our 2019 Annual Report on Form 10-K, are available free of charge at http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying proxy statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

AMPLIFY ENERGY CORP.

500 Dallas Street, Suite 1700

Houston, Texas 77002

PROXY STATEMENT

2020 ANNUAL MEETING OF STOCKHOLDERS

We have furnished this proxy statement (this “Proxy Statement”) to you because the Board of Directors (the “Board”) of Amplify Energy Corp., a Delaware corporation (referred to herein as the “Company,” “Amplify,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020, at 9:00 a.m. Houston time, at the C. Baldwin Hotel, 400 Dallas Street, A. De Zavala III Conference Room, Houston, Texas 77002. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

We provide access to our proxy materials to our stockholders on the Internet. Accordingly, on or about April 7, 2020, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to stockholders. Stockholders will have the ability to access the proxy materials, including this Proxy Statement and voting instructions, on the website referred to in the Notice of Availability or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Availability.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have furnished this Proxy Statement to you because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

Am I entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 26, 2020, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 37,565,610 shares of common stock outstanding and entitled to vote at the Annual Meeting, with each such share of common stock entitling the holder of record on such date to one vote. There is no cumulative voting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport, to be admitted.

As part of our precautions regarding the coronavirus (or COVID-19), we are sensitive to the public health and travel concerns that our stockholders may have, as well as any protocols that federal, state and local governments may impose. In the event we determine it is necessary or appropriate to take additional steps regarding how we conduct the Annual Meeting, including the possibility that the Annual Meeting be held solely by means of remote communication, we will announce this decision in advance, and details will be posted on our website and filed with the Securities and Exchange Commission (the “SEC”).

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a broker, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport, and you must present proof of your ownership, such as a current brokerage or bank account statement reflecting ownership as of the Record Date, to be admitted.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

As permitted under the rules of the SEC, we are making our proxy materials available to our stockholders electronically via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 7, 2020, the Company is sending the Notice of Availability to its stockholders of record as of the Record Date. You will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Availability includes (i) instructions on how to access the Company’s proxy materials and vote via the Internet, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request paper copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access the proxy materials, and (vii) information about attending the Annual Meeting and voting in person.

Can I vote my shares by filling out and returning the Notice of Availability?

No. The Notice of Availability only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Availability and returning it. The Notice of Availability provides instructions on how to cast your vote. For additional information, please see “—What are the different methods that I can use to vote my shares of common stock?” below.

What am I being asked to vote on?

You are being asked to vote on four proposals:

•

Proposal 1 — the election of six members of our Board to hold office until our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) or until their respective successors are duly elected and qualified;

•

Proposal 2 — the ratification of the appointment, by the Audit Committee of the Board (the “Audit Committee”), of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Proposal 3 — the approval, by a non-binding vote, of the compensation of our named executive officers (“NEOs”); and

•	Proposal 4 — the approval, by a non-binding vote, of the frequency of stockholder advisory votes on the compensation of our NEOs.

In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.

How does the Board recommend that I vote my shares?

A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations. The Board’s recommendations can be found with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	Proposal 1 — FOR the election of each of the six director nominees;

•	Proposal 2 — FOR the ratification of the appointment, by the Audit Committee, of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	Proposal 3 — FOR approving, by a non-binding vote, the compensation of our NEOs; and

•	Proposal 4 — FOR approving, by a non-binding vote, holding stockholder advisory votes on the compensation of our NEOs at an interval of “every one year.”

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

What are the different methods that I can use to vote my shares of common stock?

If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•

Via the Internet. You may submit a proxy electronically via the Internet, using the website listed on the Notice of Availability. Please have the Notice of Availability in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

•

By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice of Availability. Please have the Notice of Availability in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Availability.

•

By Mail. You may request a hard copy of the proxy card by following the instructions on the Notice of Availability. You may submit a proxy by mail by completing, signing, dating and returning your proxy card in the provided pre-addressed envelope. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. The completed and signed proxy card must be received by the date specified on the Notice of Availability.

•	In Person. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

Regardless of whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

If your shares are held in “street name,” you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet service providers and telephone companies.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting.

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, dealer or other agent, you should follow the instructions provided by them.

How are votes counted and how many votes are required to approve each proposal?

With respect to Proposal 1, directors will be elected by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may vote “FOR” a nominee to the Board, “AGAINST” a nominee to the Board or you may “WITHHOLD” your vote for any nominee to the Board. Votes to withhold are considered shares of common stock present and entitled to vote and will have the same effect as votes “against” any nominee you withhold from voting for in Proposal 1.

Each of Proposals 2 and 3, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. You may vote (with respect to Proposal 3, on an advisory basis) “FOR,” “AGAINST” or “ABSTAIN” for each of Proposals 2 and 3. Abstentions are considered shares of common stock present and entitled to vote and will have the same effect as votes “against” Proposals 2 and 3.

With respect to Proposal 4, you may vote, on an advisory basis, “FOR” holding an advisory vote on the compensation paid to the Company’s NEOs every one, two or three years or you may “ABSTAIN” from the vote. For Proposal 4, a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will constitute the recommendation of stockholders.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions will have the same effect as votes against Proposals 1, 2 and 3. Abstentions will not be considered as votes cast “for” or “against” Proposal 4 and will not affect the outcome of Proposal 4. Broker non-votes will have no effect on the outcome of each of the proposals.

Will my shares be voted if I do not provide my proxy and do not attend the Annual Meeting?

If you are a stockholder of record and you do not vote in person at the Annual Meeting or vote by proxy, then your shares will not be voted.

If you hold your shares in “street name,” your broker should ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For certain “routine” matters, even if you do not give your broker instructions on how to vote your shares, the broker may vote your shares in its discretion. This is a broker discretionary vote. The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 2) is considered routine under applicable rules. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker will return the proxy card without voting on that proposal. This is a broker non-vote. The proposals to elect directors (Proposal 1), to approve, on an advisory basis, the Company’s executive compensation (Proposal 3) and to approve, on an advisory basis, the frequency of holding an advisory vote on the Company’s executive compensation (Proposal 4) are not considered routine. As a result, no broker should vote your shares on these proposals without your specific instructions.

Who counts the votes?

We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”), as our independent agent, to receive and tabulate votes at the Annual Meeting. Broadridge will separately tabulate “For,” “Against” or “Abstain” votes, abstentions and broker non-votes, as applicable. Broadridge has also been retained to be our election inspector to certify the results, determine the existence of a quorum and the validity of proxies, and perform any other acts required under the Delaware General Corporation Law (the “DGCL”).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock outstanding and entitled to vote at the Annual Meeting are present in person or represented by proxy at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

Who is paying for this proxy solicitation?

We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability, Notice of Annual Meeting of Stockholders and this Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person or by telephone, e-mail, facsimile or other means, without additional compensation. We may also reimburse brokers, banks, dealers and other agents for the cost of forwarding proxy materials to beneficial owners.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002 and received by January 20, 2021; provided that, if the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after May 20, 2021, the deadline is not earlier than the 120th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the 90th day prior to the 2021 Annual Meeting or, if the first public announcement of the date of the 2021 Annual Meeting is less than 100 days prior to the date of the 2021 Annual Meeting, the deadline is not later than the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made. You are also advised to review our second amended and restated bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations.

DIRECTORS AND DIRECTOR NOMINEES

Directors

The Board currently is composed of six members: Christopher W. Hamm, Scott L. Hoffman, Randal T. Klein, Evan S. Lederman, David H. Proman (Chairman) and Todd R. Snyder.

The Board has nominated each of Messrs. Hamm, Hoffman, Klein, Lederman, Proman and Snyder for re-election by the stockholders at the Annual Meeting.

Director Nominees

After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal 1 — Election of Directors” above, the members of the Board will be:

Name	Age (as of March 1, 2020)	Position with the Company
Christopher W. Hamm	52	Director
Scott L. Hoffman	43	Director
Randal T. Klein	54	Director
Evan S. Lederman	40	Director
David H. Proman	37	Chairman
Todd R. Snyder	57	Director

The Board currently consists of six members. The Company’s directors serve for a one-year term. Directors may be removed from office either for or without cause upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

Set forth below is biographical information for the nominees. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Christopher W. Hamm has served as a member of the Board since August 6, 2019. Mr. Hamm previously served as a member of the board of directors of Amplify Energy Holdings LLC (f/k/a Amplify Energy Corp.) (“Legacy Amplify”) since its inception in May 2017 until the closing of the merger with Midstates Petroleum Company, Inc. (“Midstates”) in August 2019. Mr. Hamm has over twenty-five years of experience in the investment management industry and currently serves as CEO of Axys Capital LLC (“Axys”), an SEC-registered private investment fund manager he founded in 2009. Axys specializes in private debt and equity investments, as well as public debt and equity special situations, including restructurings, liquidations and turnarounds. In 1998, Mr. Hamm founded Memorial Investment Advisors, a registered investment advisor, and Memorial Funds, an institutional multi-fund registered investment company, where he served as Chairman of the Board of Trustees, and developed Millennium Funds, an alternative investment private fund complex. Prior to founding his own firms, Mr. Hamm served as Executive Director — Institutional Services at CIBC Oppenheimer, Senior Vice President — Capital Markets at PaineWebber, and Vice President — Taxable Fixed Income at Howard Weil Labouisse & Friederichs.

The Board believes Mr. Hamm’s considerable experience in the investment advisory industry brings substantial investment management skills to the Board.

Scott L. Hoffman has served as a member of the Board since August 6, 2019. Mr. Hoffman previously served as a member of the board of directors of Legacy Amplify from March 2019 until the closing of the merger with Midstates in August 2019. Mr. Hoffman is a Senior Analyst at Brigade Capital Management, LP

(“Brigade”), covering the energy and power sectors. Prior to joining Brigade, Mr. Hoffman was a Director in Deutsche Bank’s Distressed Products Group from 2009 to 2012. In that capacity, Mr. Hoffman was responsible for following a variety of distressed credits and focused specifically on the energy, power, paper/packaging and airline sectors. Mr. Hoffman previously worked as a Senior Analyst in Citadel Investment Group’s Fundamental Credit Group, where he focused on the airline, building products, home building and industrial sectors. Prior to Citadel, Mr. Hoffman spent five years at Credit Suisse First Boston (“CSFB”) as an Analyst for CSFB’s Distressed Group and as an Investment Banker in the Financial Sponsors Group. Mr. Hoffman began his career at Canadian Imperial Bank of Commerce’s Financial Sponsors Group as an Investment Banker. Mr. Hoffman received a BA in International Relations from the University of Pennsylvania.

The Board believes that Mr. Hoffman’s considerable energy investment and credit experience brings substantial investment management skills to the Board.

Randal T. Klein has served as a member of the Board since November 2018. Mr. Klein joined affiliates of Avenue Capital Management II, L.P. (“Avenue”) in 2004 and is currently a Senior Portfolio Manager at Avenue responsible for assisting the Chief Investment Officer with the direction of the investment activities of Avenue’s funds globally. With respect to the Avenue U.S. Strategy, Mr. Klein provides the investment professionals of the Avenue U.S. Strategy with additional expertise, oversight and investment direction on restructurings and transactions. Prior to joining Avenue, Mr. Klein was a Senior Vice President at Lehman Brothers, where his responsibilities included restructuring advisory work, financial sponsors coverage, mergers and acquisitions and corporate finance. Prior to Lehman, Mr. Klein worked in sales, marketing and engineering as an aerospace engineer for The Boeing Company. Mr. Klein currently serves, or has served, on the boards of Gravity Oilfield Services, Selcom Group, MagnaChip Semiconductor Corp., Chassix Automotive, NextWave Holdco and American Media. Mr. Klein is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Mr. Klein holds a B.S. in Aerospace Engineering, conferred with Highest Distinction from the University of Virginia, and a M.B.A. in Finance, conferred as a Palmer Scholar, from the Wharton School of the University of Pennsylvania.

The Board believes that Mr. Klein’s extensive financial expertise and experience in representing public and private companies in complex financial situations brings important experience and skill to the Board.

Evan S. Lederman has served as a member of the Board since November 2018. Mr. Lederman previously served as a member of the board of directors of Legacy Amplify since its inception in May 2017 until the closing of the merger with Midstates in August 2019. Mr. Lederman joined Fir Tree Capital Management LP (“Fir Tree” or “FTCM”) in 2011 and is a Partner and member of the Risk Committee. Mr. Lederman co-manages the firm’s distressed credit, restructuring, activist and private equity oriented strategies, including Fir Tree’s energy investments. Prior to joining Fir Tree, Mr. Lederman worked in the Business Finance and Restructuring groups at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. Mr. Lederman is currently a member of the board of directors of Riviera Resources, Inc. (Chairman of the Board), Roan Resources, Inc., Ultra Petroleum Corp. (Chairman of the Board), New Emerald Energy LLC and Deer Finance, LLC. Mr. Lederman received a J.D. degree with honors from New York University School of Law and a B.A., magna cum laude, from New York University, where he was the all-university commencement speaker in 2002.

The Board believes that Mr. Lederman’s extensive investment and restructuring experience in the energy industry, as well as his considerable experience as a member of the boards of exploration and production companies, brings valuable strategic and analytical skills to the Board.

David H. Proman has served as a member of the Board since November 2018 and as the Chairman of the Board since August 6, 2019. Mr. Proman previously served as the chairman and a member of the board of directors of Legacy Amplify since its inception in May 2017 until the closing of the merger with Midstates in August 2019. Mr. Proman joined Fir Tree in 2010 and is a Managing Director and a Partner of Fir Tree. As Co-Head of Restructuring of Fir Tree, Mr. Proman focuses on managing the firm’s distressed credit, restructuring and litigation-oriented investment strategies, including energy and structured credit activist initiatives. Mr. Proman has 15 years of investment experience in structured and corporate debt investing. Prior to joining Fir Tree, Mr. Proman was an analyst at Kore Advisors LP, a fixed income investment manager, where he helped manage corporate and structured mortgage credit investments. Mr. Proman served on the board of directors of Eco-Stim Energy Solutions, Inc. from March 7, 2017 to October 13, 2017. Mr. Proman is currently a member of the boards of directors, in his capacity as a Fir Tree employee, of New Emerald Energy LLC and Deer Finance, LLC. Mr. Proman also serves on the Technical Committee of FHipo, a residential mortgage REIT in Mexico and is Chairman of AC Capital Partners, S. de. R.L de C.V. and Grupo Amaral Administrador de Catera S.A.P.I de C.V. Mr. Proman received a B.A in Economics from the University of Virginia.

The Board believes Mr. Proman’s extensive investment and restructuring experience in the energy industry brings valuable strategic and analytical skills to the Board.

Todd R. Snyder has served as a member of the Board since October 21, 2016. Mr. Snyder is the founder and Senior Managing Partner of TRS Advisors LLC. Previously, Mr. Snyder was the Executive Vice Chairman of North American GFA and Co-Chair of the North American Debt Advisory and Restructuring Group of Rothschild Inc. (“Rothschild”), a leading international investment banking and financial advisory firm. Mr. Snyder has been an advisor to companies in restructurings and reorganizations for thirty years and has been instrumental in a diverse selection of complex transactions, including reorganizations, restructurings, financings, spinoffs, workouts, exchange offers, mergers, divestitures and management-led buyouts. Before joining Rothschild in March 2000, Mr. Snyder was a Managing Director in the Restructuring and Reorganization group at Peter J. Solomon Company and a Managing Director at KPMG Peat Marwick in the Corporate Recovery Group, where he also was the National Director of the Corporate Recovery Practice for Governmental Enterprises (regulated and privatizing industries). Prior to moving to the investment banking field, Mr. Snyder practiced law in the Business Reorganization department of Weil, Gotshal & Manges LLP. Mr. Snyder received a B.A. degree from Wesleyan University and a J.D. from the University of Pennsylvania Law School.

The Board believes that Mr. Snyder’s extensive financial expertise and experience in representing public and private companies in complex financial situations brings important experience and skill to the Board.

EXECUTIVE OFFICERS

The following individuals serve as our executive officers as of the date of this Proxy Statement. Officers serve at the discretion of the Board.

Name	Age (as of March 1, 2020)	Position with the Company
Denise DuBard	62	Vice President and Chief Accounting Officer
Tony Lopez	39	Senior Vice President, Engineering and Exploitation
Richard P. Smiley	61	Senior Vice President, Operations
Eric M. Willis	41	Senior Vice President, General Counsel & Land
Martyn Willsher	41	Interim Chief Executive Officer, Senior Vice President and Chief Financial Officer

Set forth below is biographical information for our executive officers.

Denise DuBard has served as Vice President and Chief Accounting Officer of the Company since August 6, 2019. Ms. DuBard previously served as the Vice President and Chief Accounting Officer of Legacy Amplify from August 2018 until the closing of the merger with Midstates in August 2019. From March 2015 until July 2018, Ms. DuBard served as Chief Accounting Officer and Controller of Contango Oil & Gas Company. Ms. DuBard also served as Chief Financial Officer, Treasurer and Secretary of PetroPoint Energy Partners, LP from 2012 until August 2014, when the company was sold. Prior to that, Ms. DuBard served as a consultant with Axia Partners, a CPA advisory firm, providing accounting and finance related consulting services to the energy industry from December 2014 until March 2015. Ms. DuBard worked with Axia Partners as a consultant in the same capacity as mentioned above from 2009 to 2012. From 2005 to 2009 Ms. DuBard served as Vice President, Controller and Chief Accounting Officer for Rosetta Resources Inc., a public oil and gas company. Ms. DuBard started her career with Deloitte in the assurance practice and held accounting and consulting positions prior to 2005 including Sonat Offshore Drilling and Team, Inc. Ms. DuBard graduated with honors from Texas A&M University with a Bachelor of Business Administration degree in Finance and brings over 30 years of energy experience in accounting, finance and management.

Tony Lopez has served as Senior Vice President, Engineering and Exploitation of the Company since August 6, 2019. Mr. Lopez previously served as Vice President, Corporate Reserves of Legacy Amplify from June 2018 until the closing of the merger with Midstates in August 2019. Mr. Lopez previously served as Vice President of Acquisitions and Engineering for EnerVest, Ltd. from April 2014 to June 2018 where he managed the corporate reserves and financial planning & analysis. From March 2012 to April 2014, Mr. Lopez served as Director of Planning & Analysis for EnerVest, Ltd. Previously, Mr. Lopez was Manager of Reservoir Engineering for EnerVest Eastern Division from January 2009 to March 2012. Prior to this, Mr. Lopez served as an Asset Engineer for EnerVest Eastern Division from October 2004 to January 2009 Mr. Lopez holds a Bachelor of Science in Petroleum and Natural Gas Engineering from West Virginia University and is an active member of the Society of Petroleum Engineers.

Richard P. Smiley has served as Senior Vice President, Operations of the Company since August 6, 2019. Mr. Smiley previously served as Vice President of Operations – Onshore of Legacy Amplify from its inception in May 2017 until the closing of the merger with Midstates in August 2019. Prior to that, Mr. Smiley served at Memorial Production Partners GP, LLC, the general partner of Legacy Amplify’s Predecessor, as Vice President of Operations – Onshore from March 2016 to May 2017, as Vice President of Operations – Southern Region from August 2015 through February 2016 and as Director, Operations –Northern Region from November 2014 to July 2015. Previously, he was Vice President of Operations at CL&F Resources LP from February 2014 to November 2014. From December 2011 to January 2014, Mr. Smiley served as Vice President of Operations at Propel Energy, LLC. From June 2010 to November 2011 he held the position of Operations Manager at Quantum

Resources Management, LLC. Mr. Smiley began his career with El Paso Exploration Company in 1980 and held various engineering, operations and management positions with multiple companies, including Burlington Resources, Comstock Resources, Inc., Bois d’Arc and Stone Energy Corporation, throughout the Central United States, both onshore and in the Gulf of Mexico. Mr. Smiley has a Petroleum Engineering Degree from the Colorado School of Mines.

Eric M. Willis has served as Senior Vice President, General Counsel & Land since August 6, 2019. Mr. Willis previously served as Vice President and General Counsel of Legacy Amplify from December 2017 until the closing of the merger with Midstates in August 2019. From April 2015 to December 2017, Mr. Willis was a partner in the capital markets practice group at Kirkland & Ellis LLP in Houston, Texas, representing oil and gas clients. Prior to joining Kirkland & Ellis, he practiced corporate and securities law from September 2008 to April 2015 at Latham & Watkins LLP in Houston, Texas and Orange County, California. Mr. Willis holds a Juris Doctorate from The University of Texas at Austin School of Law and Bachelor of Science in Chemistry from the United States Military Academy.

Martyn Willsher has served as Senior Vice President and Chief Financial Officer of the Company since August 6, 2019 and was appointed as Interim Chief Executive Officer of the Company, effective April 3, 2020. Mr. Willsher previously served as the Senior Vice President and Chief Financial Officer of Legacy Amplify from April 27, 2018 until the closing of the merger with Midstates in August 2019. Mr. Willsher previously served as Legacy Amplify’s Vice President and Treasurer from May 2017 to April 2018. He also served as Treasurer of Memorial Production Partners GP, LLC, Legacy Amplify’s predecessor, from July 2014 to May 2017, and as Director of Strategic Planning for Memorial Resource Development LLC, an affiliate of the predecessor of Legacy Amplify, from March 2012 to June 2014. Prior to that, he served as Manager, Financial Analysis of AGL Resources from September 2009 to March 2012, and as Director – Upstream Oil & Gas A&D of Constellation Energy from August 2006 to March 2009. Prior to that, he served in various business development and financial analysis roles at JM Huber Corp., FTI Consulting and PricewaterhouseCoopers LLP. Mr. Willsher received his Master of Business Administration from The University of Texas at Austin and his Bachelor of Business Administration in Finance from Texas A&M University.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:

•	role and functions of the Board and its Chairman;

•	qualifications and independence of directors;

•	size of the Board and director selection process;

•	committee functions and independence of committee members;

•	meetings of non-employee directors;

•	self-evaluation;

•	ethics and conflicts of interest (a copy of the current “Code of Business Conduct and Ethics” is posted on the Company’s website at www.amplifyenergy.com);

•	compensation of the Board;

•	succession planning;

•	access to senior management and to independent advisors;

•	new director orientation; and

•	continuing education.

The “Corporate Governance Guidelines” are posted on the Company’s website at www.amplifyenergy.com. The Corporate Governance Guidelines will be reviewed periodically and as necessary by the Company’s Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its review, consideration, and approval. The New York Stock Exchange (the “NYSE”) has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Leadership of the Board is vested in a Chairman of the Board. David H. Proman has served as the Chairman of the Board the Company since August 6, 2019.

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-employee directors consider the Board’s leadership structure on an annual basis.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board has assessed the independence of each non-employee director under the Company’s guidelines and the independence standards of the NYSE. The Board affirmatively determined that Messrs. Hamm, Hoffman, Klein, Lederman, Proman and Snyder are independent.

In connection with its assessment of the independence of each non-employee director, the Board also determined that (i) Messrs. Hamm, Klein and Snyder are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE applicable to members of the Audit Committee and (ii) Messrs. Hamm, Klein and Proman are independent under the standards set forth by the NYSE applicable to members of the Compensation Committee.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board evaluates each of the members of the Audit Committee for financial literacy and the attributes of a financial expert at least annually, and most recently in March 2020. The Board determined that each of the Audit Committee members is financially literate and that Mr. Snyder is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

Except as discussed below, the Board as a whole oversees the Company’s assessment of major risks and the measures taken to manage such risks. For example, the Board:

•

oversees management of the Company’s commodity price risk through regular review with executive management of the Company’s derivatives strategy, and the oversight of the Company’s policy that limits the Company’s authority to enter into derivative commodity price instruments to a specified level of production, above which management must seek Board approval;

•

establishes specific dollar limits on the commitment authority of members of senior management and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions; and

•	reviews management’s capital spending plans, approves the Company’s capital budget and requires that management present for Board review significant departures from those plans.

The Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company’s independent registered public accountants report regularly to the Audit Committee on those subjects. The Board does not consider its role in oversight of the Company’s risk management function to be relevant to its choice of leadership structure.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable. All of our directors then in office attended our 2019 Annual Meeting of Stockholders. We anticipate that all of our directors will attend the 2020 Annual Meeting.

Hedging Policy

Our insider trading policy prohibits our employees from engaging in any speculative transactions involving our equity securities, including buying and selling prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or speculate on changes in the market value of equity securities of the Company. Any such activity would require the approval and authorization of either the Chief Compliance Officer or General Counsel.

Stockholder Communications with the Board

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, Texas 77002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “AMPY Stockholder-Board Communication” or “AMPY Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Company’s General Counsel will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (i) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication and (ii) the communication falls within the scope of matters generally considered by the Board. If the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s General Counsel may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. If requested, any questions or comments will be kept confidential to the extent reasonably possible. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is presently or has been an officer or employee of the Company. In addition, during the last fiscal year, no executive officer served as a member of the board or the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board) of any entity in which a Board member is an executive officer.

MEETINGS AND COMMITTEES OF THE BOARD

Meetings of the Board

In 2019, the Board held 27 meetings. Messrs. Hamm and Hoffman were appointed to the Board on August 6, 2019 and therefore did not serve on the Board for the entire calendar year. However, each director attended more than 75% of the meetings of the Board on which they served following their appointment to the Board, other than Messrs. Lederman and Proman, which is discussed further below. In addition, all directors attended more than 75% of the meetings of the committees on which they served following their appointment to such committee.

During 2019, at the request of the Board, Messrs. Lederman and Proman recused themselves from attendance at meetings of the Board that were called to discuss the Merger (as defined herein). During the period of such Board meetings, Messrs. Lederman and Proman served on the boards of directors of both Legacy Amplify and the Company. Excluding such meetings from which Messrs. Lederman and Proman were recused, Messrs. Lederman and Proman attended more than 75% of the meetings of the Board during 2019.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Audit Committee

The members of the Audit Committee are Messrs. Hamm, Klein and Snyder (Chairman). The Audit Committee held 5 meetings during 2019.

The Audit Committee assists the Board by overseeing responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, qualifications, independence and performance of the Company’s independent registered public accounting firm and the effectiveness and performance of the Company’s internal audit function.

Additional information regarding the functions performed by the Audit Committee and its membership is set forth in the “Report of the Audit Committee of the Board” section included herein and also in the “Audit Committee Charter,” which is posted on the Company’s website at www.amplifyenergy.com.

Compensation Committee

The members of the Compensation Committee are Messrs. Hamm (Chairman), Klein and Proman. The Compensation Committee held 5 meetings during 2019.

Responsibilities of the Compensation Committee, which are discussed in detail in the “Compensation Committee Charter” that is posted on the Company’s website at www.amplifyenergy.com, include, among other duties:

•	periodic review of the compensation, employee benefit plans and fringe benefits paid to, or provided for, executive officers of the Company;

•	approval of the annual salaries, bonuses and share-based awards paid to the Company’s executive officers;

•	periodic review and recommendation to the full Board of the total compensation for each non-employee director for services as a member of the Board and its committees; and

•	oversight of all matters of executive compensation policy.

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the Compensation Committee. The Compensation Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate. Meetings may, at the discretion of the Compensation Committee, include members of the Company’s management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee or its chairperson may determine in an informational or advisory capacity.

Our Chief Executive Officer annually reviews the competitive pay, position and performance of each member of senior management other than himself, taking into consideration third-party compensation survey data and other input from the Compensation Committee’s independent compensation consultant. Our Chief Executive Officer’s conclusions and recommendations, including those for base salary adjustments and award amounts for the current year and target annual award amounts for the next year under our bonus plan, are presented to the Compensation Committee. The Compensation Committee makes all compensation decisions and approves all share-based awards for our NEOs and other officers at or above the vice president level. The Compensation Committee may exercise its discretion in modifying any compensation adjustment or awards to any executive officer, including reducing or increasing the payment amount for one or more components of such awards.

Our Board annually considers the performance of our Chief Executive Officer. The Compensation Committee determines all components of our Chief Executive Officer’s compensation and meets outside the presence of all of our executive officers to consider appropriate compensation for our Chief Executive Officer.

Additional information regarding the functions performed by the Compensation Committee and its membership is set forth in the “Compensation Committee Charter,” which is posted on the Company’s website at www.amplifyenergy.com.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Messrs. Hoffman (Chairman), Proman and Snyder. The Nominating and Governance Committee held 2 meetings during 2019.

The Nominating and Governance Committee assists the Board in evaluating potential new members of the Board, recommending committee members and structure, and advising the Board about corporate governance practices.

The Nominating and Governance Committee has several methods of identifying Board candidates. First, the committee considers and evaluates whether or not the existing directors whose terms are expiring remain appropriate candidates for the Board. Second, the committee requests from time to time that its members and the other Board members identify possible candidates. Third, the committee has the authority to retain one or more search firms to aid in its search. The search firm assists the Board in identifying potential Board candidates, interviewing those candidates and conducting investigations relative to their background and qualifications.

Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the “Nominating and Governance Committee Charter,” which is posted on the Company’s website at www.amplifyenergy.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Amplify under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.amplifyenergy.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Amplify’s audited financial statements as of and for the year ended December 31, 2019.

The Audit Committee discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee discussed with KPMG their independence, and received from KPMG the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with KPMG, with and without management present, the scope and results of KPMG’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in our 2019 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee of Amplify Energy Corp.

Todd R. Snyder, Chairman

Christopher W. Hamm

Randal T. Klein

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In the ordinary course of the Company’s business, the Company purchases products or services from, or engages in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of the Board.

Procedures for Approval of Related Party Transactions

We maintain a policy for approval of related party transactions. A “related party transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our common stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our common stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our common stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Audit Committee is charged with reviewing the material facts of all related person transactions and either approving or disapproving of the Company’s participation in such transactions under the Company’s written Related Persons Transaction Policy, which pre-approves or ratifies (as applicable) certain related person transactions, including:

•	any employment by the Company of an executive officer if his or her compensation is required to be reported in the Company’s proxy statement under Item 402;

•	director compensation that is required to be reported in the Company’s proxy statement under Item 402;

•

any transaction with another company or which a Related Person’s relationship is an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company’s total annual revenues; and

•

charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization’s total annual receipts.

In determining whether to approve or disapprove entry into a Related Party Transaction, the Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy requires that all Related Party Transactions required to be disclosed in the Company’s filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

All related persons transactions since January 1, 2019 which were required to be reported in “Transactions with Related Persons” were reviewed, approved or ratified in accordance with the procedures described above. In addition, since January 1, 2019, there has not been any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any of the Company’s directors, executive officers, holders of more than 5% of any class of its voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described in “Compensation Discussion and Analysis,” and the transactions described or referred to below.

Transactions with Related Persons

Voting and Support Agreements in Connection with the Merger

On May 5, 2019, the Company entered into Voting and Support Agreements (the “Voting Agreements”) with affiliates of Fir Tree, Brigade, Axys and Cross Sound Management LLC (“Cross Sound”). Pursuant to the Voting Agreements, Fir Tree, Brigade, Axys and Cross Sound agreed to vote all of their shares of Legacy Amplify common stock in favor of the Merger and any other matter necessary or desirable for the consummation of the transactions contemplated by the Merger Agreement (as defined herein), including the Merger. The Voting Agreements terminated on August 6, 2019 in connection with the effective time of the Merger.

Registration Rights Agreement

On August 6, 2019, the Company entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain holders of our common stock (the “Holders”), including the Fir Tree funds (as defined below), the Brigade funds (as defined below), Axys and Avenue. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

Pursuant to the Registration Rights Agreement, the Company is required to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with respect to the Registrable Securities within 90 days of August 6, 2019. On September 9, 2019, the Company filed a Registration Statement on Form S-3 (as amended by Amendment No. 1 thereto, filed on October 2, 2019), which went effective on October 11, 2019. The Company is required to maintain the effectiveness of any such registration statement until the Registrable Securities covered by the registration statement are no longer Registrable Securities.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay or withdraw a registration statement under certain circumstances. The Company will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter. Additionally, the Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

The obligations to register shares under the Registration Rights Agreement will terminate with respect to the Company and each Holder on the first date upon which the Holder no longer owns any Registrable Securities.

Share Repurchases

On November 26, 2019, the Company repurchased 496,817 shares of common stock from Fir Tree at $5.37 per share for an aggregate purchase price of approximately $2.7 million. The repurchase from Fir Tree was made under the Company’s existing share repurchase program.

On November 26, 2019, the Company repurchased 500,000 shares of common stock from the Brigade funds at $5.37 per share for an aggregate purchase price of approximately $2.7 million. The repurchase from the Brigade funds was made under the Company’s existing share repurchase program.

Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursements for expenses incurred arising under the Securities Act.

We have entered into indemnification agreements with each of our directors and certain executive officers. These agreements require us to indemnify these individuals to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also maintain director and officer liability insurance.

Our second amended and restated certificate of incorporation also provides that we will indemnify each of our executive officers and directors to the fullest extent permitted by the DGCL against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

On August 6, 2019 (the “Effective Date”), Midstates completed its business combination (the “Merger”) with Legacy Amplify in accordance with the terms of that certain Agreement and Plan of Merger, dated May 5, 2019 (the “Merger Agreement”), by and among Midstates, Legacy Amplify and Midstates Holdings, Inc., a Delaware corporation and direct, wholly owned subsidiary of Midstates (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy Amplify, with Legacy Amplify surviving the Merger as a wholly owned subsidiary of Midstates, and immediately following the Merger, Legacy Amplify merged with and into Alpha Mike Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Midstates (“LLC Sub”), with LLC Sub surviving as a wholly owned subsidiary of Midstates. On the Effective Date, pursuant to the Merger Agreement, Midstates changed its name to “Amplify Energy Corp.” and LLC Sub changed its name to “Amplify Energy Holdings LLC.”

Therefore, to provide a full explanation and understanding of the compensation payable during the 2019 fiscal year to our NEOs, this Compensation Discussion and Analysis is structured in two parts. The first section describes the compensation analysis of the Compensation Committee from and following the Merger, including an overview of the 2019 executive compensation programs for our NEOs identified below, and the second section describes the compensation analysis and decisions made by the compensation committee of Midstates prior to the Merger (referred to as “Legacy Midstates”) with respect to the compensation of NEOs of Legacy Midstates prior to the closing of the Merger.

Name	Principal Position
Kenneth Mariani (1)	President and Chief Executive Officer
Martyn Willsher (1)	Senior Vice President and Chief Financial Officer
Richard P. Smiley (1)	Senior Vice President, Operations
Eric M. Willis (1)	Senior Vice President, General Counsel and Land
Tony Lopez (1)	Senior Vice President, Engineering and Exploitation
Polly Schott (2)	Former Senior Vice President and Chief Administrative Officer
David J. Sambrooks (3)	Former President, Chief Executive Officer and Director
Richard W. McCullough (4)	Former Vice President and Chief Accounting Officer
Scott C. Weatherholt (5)	Former Executive Vice President, General Counsel and Corporate Secretary

(1)

On August 6, 2019, in connection with the Merger, Kenneth Mariani was appointed to serve as President and Chief Executive Officer of the Company, Martyn Willsher was appointed to serve as Senior Vice President and Chief Financial Officer of the Company; Richard P. Smiley was appointed to serve as Senior Vice President, Operations of the Company; Eric M. Willis was appointed to serve as Senior Vice President, General Counsel and Land of the Company; and Tony Lopez was appointed as Senior Vice President, Engineering and Exploitation of the Company. On April 1, 2020, Mr. Mariani notified the Board of his decision to retire as the President, Chief Executive Officer and a member of the Board, effective April 3, 2020. In addition, on April 1, 2020, the Board appointed Mr. Willsher as Interim Chief Executive Officer of the Company, effective April 3, 2020.

(2)

On August 6, 2019, in connection with the Merger, Polly Schott was appointed to serve as Senior Vice President and Chief Administrative Officer of the Company. Ms. Schott separated from her position as Senior Vice President and Chief Administrative Officer effective October 30, 2019.

(3)

Pursuant to the terms of the Merger Agreement, Mr. Sambrooks separated from his position as President, Chief Executive Officer and Director effective August 6, 2019. In conjunction with Mr. Sambrooks’ separation, the Company appointed Mr. Mariani to serve as President and Chief Executive Officer effective August 6, 2019.

(4)

Pursuant to the terms of the Merger Agreement, Mr. McCullough separated from his position as Vice President and Chief Accounting Officer effective August 6, 2019. In conjunction with Mr. McCullough’s separation, the Company appointed Mr. Willsher to serve as Senior Vice President and Chief Financial Officer effective August 6, 2019.

(5)

Pursuant to the terms of the Merger Agreement, Mr. Weatherholt separated from his position as Executive Vice President, General Counsel and Corporate Secretary effective August 6, 2019. In conjunction with Mr. Weatherholt’s separation, the Company appointed Mr. Willis to serve as Senior Vice President, General Counsel and Land effective August 6, 2019.

Our Compensation Philosophy

The Company employs a compensation philosophy that emphasizes pay-for-performance based on a combination of the Company’s performance and the individual’s impact on the Company’s performance and placing the majority of each officer’s compensation at risk. We believe this pay-for-performance approach generally aligns the interests of our executive officers with that of our stockholders. Our Company’s executive compensation program is designed to attract and retain individuals with the background and skills necessary to successfully execute our business model in a demanding environment, to motivate those individuals to reach near-term and long-term goals, and to reward success in reaching such goals. As our needs evolve and as circumstances require, we periodically reevaluate our executive compensation philosophy, principal objectives and programs, including, for example, in connection with the leadership transition we experienced during the 2019 fiscal year as a result of the Merger.

Compensation Setting Process Following the Closing of the Merger

Our Compensation Committee has overall responsibility for:

•

reviewing, evaluating and approving any agreements, plans, policies and programs related to the compensation of Amplify’s President and Chief Executive Officer (“CEO”), NEOs and independent, non-employee directors;

•	setting the compensation for Amplify’s CEO and, in consultation with the CEO, setting the compensation for Amplify’s other executive officers, including the NEOs;

•	reviewing and approving the corporate goals and objectives as they relate to the compensation of Amplify’s CEO and NEOs;

•	evaluating the performance of Amplify’s CEO and reviewing the results of Amplify’s advisory say-on-pay vote results; and

•	making any adjustments to Amplify’s compensation policies and practices in accordance with the vote results.

The Compensation Committee also has the sole authority to retain, amend the engagement with, and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or other officer compensation, including employment contracts and change in control provisions. The Compensation Committee has sole authority to approve the consultant’s fees and other retention terms and has authority to cause Amplify to pay the fees and expenses of such consultants.

The Compensation Committee relied on several resources in reviewing elements of executive compensation and making compensation decisions, including historical compensation levels and performance objectives, and input from our CEO, in making determinations regarding the executive compensation program and the individual compensation of each executive officer, other than our CEO. While the Compensation Committee did not retain an independent compensation consultant following the Effective Date for the remaining portion of the 2019 fiscal year, the Compensation Committee engaged the services of Lyons, Benenson & Company Inc. (“LB&Co.”) prior to the Merger to advise on all aspects of Legacy Midstates’ executive and director compensation programs and related corporate governance matters prior to the Merger, described below in “—Compensation Setting Process Prior to the Closing of the Merger.” LB&Co. provided no other services to Amplify following the Merger.

Elements of Executive Compensation

Our executive compensation program is comprised of three primary elements: base salary, annual incentive bonus and long-term equity incentive awards. Annual incentive bonuses and equity incentives (as opposed to base salary) represent the performance-based elements of the compensation program. Performance-based compensation elements are also flexible in application and can be tailored to meet our objectives. The determination of specific individuals’ annual incentive bonuses awarded in respect of a performance period reflects each individual’s relative contribution to achieving or exceeding annual goals, and the determination of specific individuals’ long-term incentive awards is based on the individual’s expected contribution in respect of long-term performance objectives.

Base Salary

We believe the base salaries for our NEOs are generally competitive within the market, but are moderate relative to base salaries paid by companies with which we compete for similar executive talent across the broad spectrum of the energy industry. We review the base salaries on an annual basis and, in connection with promotions or other changes to roles and responsibilities, make adjustments as necessary to maintain a competitive executive compensation structure. As part of our review, we may examine the compensation of executive officers in similar positions with similar responsibilities at companies within the oil and gas industry with which we generally compete for executive talent.

On the Effective Date of the Merger, the Company appointed Kenneth Mariani as President and Chief Executive Officer, Martyn Willsher as Senior Vice President and Chief Financial Officer, Richard P. Smiley as Senior Vice President, Operations, Eric M. Willis as Senior Vice President, General Counsel and Land, and Tony Lopez as Senior Vice President, Engineering and Exploitation of the Company. For 2019, each NEO’s base salary were determined under their respective employment agreements. Following the Effective Date, we did not make any adjustments to base salaries of our NEOs for the 2019 fiscal year.

Named Executive Officer	Base Salary
Kenneth Mariani	$600,000
Martyn Willsher	$300,000
Richard P. Smiley	$330,000
Eric M. Willis	$350,000
Tony Lopez	$270,000

Annual Incentive Awards

Annual incentive awards are discretionary and may be determined based on financial and/or individual performance. We review bonus awards for our NEOs annually to determine award payments for the most recently completed fiscal year, as well as to establish award opportunities for the next fiscal year. At the end of each fiscal year, we meet with each executive officer to discuss our performance goals for the upcoming fiscal year and what each executive officer is expected to contribute to help us achieve those performance goals. The determination of each NEO’s actual annual bonus payout will reflect corporate and individual actual performance against predetermined performance goals. The earned annual incentive bonuses payable to our NEOs are generally paid 25% in cash, and 75% in fully vested shares of Amplify stock (calculated based on the three-day volume weighted average price of an Amplify share for the three consecutive trading days ending one week prior to the bonus payment date).

The table below describes each NEOs’ target annual bonus payout opportunity:

Name	Base Salary	Annual Target Bonus Opportunity (expressed as a percentage of base salary)	Annual Target Bonus Opportunity ($)
Kenneth Mariani	$600,000	100%	$600,000
Martyn Willsher	$300,000	75%	$225,000
Richard P. Smiley	$330,000	70%	$231,000
Eric M. Willis	$350,000	65%	$227,500
Tony Lopez	$270,000	60%	$162,000

For the 2019 fiscal year, each NEO’s annual target bonus opportunities were determined under their respective employment agreements.

The Board considers and takes into account several factors in funding the total bonus opportunity for the NEOs and certain other employees of the Company (the “Total Bonus Opportunity”) and determining the discretionary bonus awards for each NEO, such as company performance and strategic initiatives. For the 2019 fiscal year, the Total Bonus Opportunity established for each NEO was 50% to 150% of their respective target bonus opportunity, our annual bonus program measured achievement of performance measures related to:

•	Average daily production, weighted at 20% of the Total Bonus Opportunity;

•	Free cash flow, weighted at 15% of the Total Bonus Opportunity;

•	Lease operating expenses, weighted at 15% of the Total Bonus Opportunity;

•	Recurring cash general and administrative expenses, weighted at 15% of the Total Bonus Opportunity; and

•	Compensation Committee discretion, weighted at 35% of the Total Bonus Opportunity.

These performance objectives were selected to incentivize our key employees, including our NEOs, to execute our business strategies as measured against the above quantitative operational and financial measures. Target performance levels for each performance objective were established by the Board in January of 2019 and set at challenging levels that were both consistent with our long-term goals and intended to incentivize and reward superior performance. In addition, a threshold level of performance is established for each performance objective, and if threshold performance for a performance objective is not achieved, no bonus amount is earned in respect of that performance objective.

The Compensation Committee certified achievement of the performance objectives as follows established by Legacy Amplify for the portion of 2019 fiscal year prior to the Merger for services provided to Legacy Amplify:

Performance Metric	Target Performance	Actual Performance		Performance Level	Weighting	Bonus Opportunity
Average Daily Production (MBoe/d)	22.8		21.3	78%	20%	15.6%
Free Cash Flow ($MM)	$4.9	-$	10.5	0%	15%	0%
Lease Operating Expenses ($MM)	$56.2		$55.2	104%	15%	15.7%
Recurring Cash General and Administrative Expenses ($MM)	$11.6		$12.0	90%	15%	13.5%
Compensation Committee Discretion	35%		30%	86%	35%	30.2%
Total	—		—	—	—	75%

The Compensation Committee certified achievement of the performance objectives as follows for the portion of 2019 fiscal year following the Merger:

Performance Metric	Target Performance	Actual Performance	Performance Level	Weighting	Bonus Opportunity
Average Daily Production (MBoe/d)	32.7	31.3	86%	20%	17.2%
Free Cash Flow ($MM)	$22.9	$13.9	0%	15%	0%
Lease Operating Expenses ($MM)	$73.3	$71.1	110%	15%	16.5%
Recurring Cash General and Administrative Expenses ($MM)	$15.0	$14.2	117%	15%	17.6%
Compensation Committee Discretion	35%	17.5%	50%	35%	17.5%
Total	—	—	—	—	68.8%

For the 2019 fiscal year, the target annual bonus opportunity for each NEO, preadjusted earned annual incentive award, and actual total annual incentive award paid to each NEO was as follows:

Named Executive Officer	Target Annual Bonus Opportunity	Preadjusted Earned Annual Incentive Award (1)	Actual Total Annual Incentive Award (2)
Kenneth Mariani	$600,000	$431,400	$334,335
Martyn Willsher	$225,000	$161,775	$125,376
Richard P. Smiley	$231,000	$166,089	$128,719
Eric M. Willis	$227,500	$163,573	$126,769
Tony Lopez	$162,000	$116,478	$90,270

(1)

The amount shown represents the preadjusted earned annual incentive bonuses payable to our NEOS, calculated by multiplying the target annual bonus opportunity with the average of (i) performance objectives achieved for the portion of 2019 fiscal year prior to the Merger and (ii) performance objectives achieved for the portion of 2019 fiscal year following the Merger.

(2)

The amount shown represents the actual earned annual incentive bonuses payable to our NEOs, and these amounts were paid 100% in cash. The Compensation Committee deemed it advisable and in the best interest of the Company to decrease the amount of the equity component payable to each NEO by 30%, and paying the equity component, which is typically 75% of the annual incentive bonus, in cash in lieu of fully vested shares of Amplify stock.

Long-Term Incentive Compensation

In connection with the Merger, we have assumed and adopted the Amplify Energy Corp. Management Incentive Plan (the “MIP”) for key personnel who perform services for us. The purpose of awards under our MIP is to align the interests of eligible employees with the interests of our stockholders by providing long-term incentive compensation opportunities tied to Company and/or share performance.

Each of our NEOs is eligible to participate in our MIP. Our MIP allows for the grant of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units (“RSUs”), stock appreciation rights, performance awards, stock awards and other incentive awards.

The Compensation Committee determines the size and vesting terms of all awards made under our MIP, and recommends the terms to the Board for approval. The Compensation Committee administers all other aspects of the MIP. In establishing its recommendations to the Board, the Compensation Committee took a number of factors into account, including, among others, the eligible employee’s expected contribution to the long-term success of the Company, the significant demand for experienced oil and gas executives and information gathered by the Board regarding equity-based incentive compensation paid to executives at other public oil and gas exploration and production companies.

For the 2019 fiscal year, the Company did not make any grants of long-term incentive awards.

Employment Agreements

On the Effective Date, in connection with the Merger, the Company appointed Kenneth Mariani as President and Chief Executive Officer, Martyn Willsher as Senior Vice President and Chief Financial Officer, Richard P. Smiley as Senior Vice President, Operations, Eric M. Willis as Senior Vice President, General Counsel and Land and Tony Lopez as Senior Vice President, Engineering and Exploitation of the Company.

Prior to the Effective Time, each of Messrs. Mariani, Willsher, Smiley, Willis and Lopez were party to an employment agreement with Legacy Amplify, each of which sets forth the terms of each NEO’s employment, and potential severance benefits upon qualifying termination of employment, the materials terms of which are described below. In connection with the Merger, the Company assumed each of these agreements.

Legacy Amplify entered into employment agreements with Messrs. Mariani, Willsher, Smiley, Willis and Lopez in the 2019 fiscal year.

Legacy Amplify Employment Agreements – Key Elements of Compensation

The table below summarizes the key elements of compensation provided under the Legacy Amplify Employment Agreements for the indicated named executive officer.

Name	Base Salary	Annual Target Bonus Opportunity (expressed as a percentage of base salary)	LTI Grants
Kenneth Mariani	$600,000	100%	At the discretion of the Board
Martyn Willsher	$300,000	75%	At the discretion of the Board
Richard P. Smiley	$330,000	70%	At the discretion of the Board
Eric M. Willis	$350,000	65%	At the discretion of the Board
Tony Lopez	$270,000	60%	At the discretion of the Board

In addition, the named executive officers have the right to participate in the benefit plans, programs and arrangements available to other senior executives generally as provided for under the Legacy Amplify Employment Agreements, subject to the terms and conditions of such plans, programs and arrangements.

Other Benefits

We do not maintain a defined benefit pension plan for the executive officers. We provide a basic benefits package generally to all employees, which includes a 401(k) defined contribution plan and eligibility to receive employer matching contributions, and health, disability and life insurance.

Anti-Hedging and Pledging

Because Amplify believes it is improper and inappropriate for its employees, officers, directors and any board observers of the Company (the “Insiders”) to engage in short-term or speculative transactions involving certain securities, under the terms of Amplify’s Insider Trading Policy and Other Restrictions on Trading, Amplify prohibits its Insiders from engaging in transactions in Amplify’s debt securities (if any), hedging transactions and other transactions involving Amplify derivative securities, purchase of Amplify stock on margin, short term trading, and standing and limit orders.

Compensation Setting Process Prior to the Closing of the Merger

The below sets forth information regarding the Company’s historical compensation programs prior to the Merger. Following the Merger, the form and amount of compensation that we pay the NEOs is substantially different from the compensation historically paid to executive officers by the Company.

The Compensation Committee of Legacy Midstates engaged the services of LB&Co. prior to the Merger to advise on all aspects of Legacy Midstates’ executive and director compensation programs and related corporate governance matters prior to the Merger. In 2019, prior to the Merger, LB&Co. provided the following specific services:

•	reviewing and advising Legacy Midstates on its compensation philosophy, strategy and program;

•

providing advice and counsel on best practices in compensation and corporate governance and keeping Legacy Midstates and the Compensation Committee apprised of trends, developments, legislation and regulations affecting executive and director compensation;

•	analyzing the appropriateness of the compensation peer group;

•	providing and analyzing competitive market compensation data, including that of Legacy Midstates’ peer group;

•	analyzing the effectiveness of Legacy Midstates’ executive compensation program and plans in supporting Legacy Midstates’ compensation philosophy and making recommendations, as appropriate;

•	assisting in the design and negotiation of executive employment agreements, as applicable; and

•	conducting a risk assessment of Legacy Midstates’ incentive compensation plans and programs at least annually and making recommendations, as appropriate.

In selecting LB&Co. as its compensation consultant, the Compensation Committee assessed the independence of LB&Co. pursuant to SEC rules and considered, among other things, whether the consultant provides any other services to Legacy Midstates, the policies of the consultant that are designed to prevent any conflict of interest between the consultant, the Compensation Committee and Legacy Midstates, and personal or business relationships between the consultant and any member of the Compensation Committee or between the consultant and one of Legacy Midstates’ executive officer and whether the consultant owns any shares of Legacy Midstates common stock. The terms of LB&Co.’s engagement are set forth in a separate engagement agreement that provides, among other things, that the consultant is engaged by, and reports only to, the Compensation Committee and will perform the compensation advisory services requested by the Compensation Committee. LB&Co. does not provide any other services to Legacy Midstates, and the Compensation Committee concluded that Legacy Midstates does not have any conflict of interest with LB&Co.

The Compensation Committee did not adopt all recommendations given by LB&Co. but used their work as a reference in exercising its own judgment with respect to its executive compensation actions and decisions. LB&Co. met privately with the Compensation Committee at its request. Legacy Midstates management provided information to LB&Co. but did not direct or oversee their activities with respect to Legacy Midstates’ executive compensation program.

Base Salary

During the first quarter of 2019, the Compensation Committee reviewed and established the base salaries for Messrs. Sambrooks, McCullough and Weatherholt, our then-current NEOs. For each of Messrs. Sambrooks, McCullough and Weatherholt, the Compensation Committee took into account the scope of their responsibilities, experience and individual performance, and then balanced these factors against competitive salary practices. The Compensation Committee also considered internal pay equity on an annual basis with respect to other executives and referenced external benchmarks provided by its compensation consultant. The Compensation Committee did not assign any relative or specific weights to these factors.

Pre-Merger Short-Term Incentive Plan (“STIP”)

During the first quarter of 2019, the Compensation Committee established a short-term incentive opportunity for each NEO under the STIP. At that time, the Compensation Committee approved: (i) the overall Key Performance Indicators (“KPIs”) and goals for the fiscal year; and (ii) a STIP target opportunity for each of Messrs. Sambrooks, McCullough and Weatherholt.

Setting the STIP Target Opportunity. In 2019, prior to the Merger, the Compensation Committee established a STIP target opportunity for Messrs. Sambrooks, McCullough and Weatherholt, our then-current NEOs, none of whom would become Amplify’s NEOs following the Merger, expressed as a percentage of the executive’s base salary. The Compensation Committee established these targets in consultation with LB&Co., its independent compensation consultant, and in adherence to the Company’s stated executive compensation objectives and principles.

Setting Key Performance Indicators. The Compensation Committee, with input from the Company’s former-CEO, Mr. Sambrooks, evaluated and approved Legacy Midstates’ STIPs and KPIs for 2019 that are consistent with the Company’s business strategy and tied to the achievement of important strategic objectives that drive the success of the Company’s business. The Company’s STIP KPIs and thresholds, targets and maximums, unadjusted for extraordinary events, established for 2019 were as follows:

Performance Measure	Weight	Threshold	Target	Maximum
Production Volume (BOEPD)	20%	11,500	12,500	13,500
Free Cash Flow ($mm)	30%	$30.0	$40.0	$50.0
Lease Operating Expense ($/BOE)	20%	$6.55	$5.70	$4.85
Adjusted Cash G&A ($/BOE)	15%	$2.95	$2.55	$2.15
Strategic Initiatives	15%	Board Discretion

Total	100%	N/A	N/A	N/A

Measuring Performance and Establishing Payout. The 2019 payout range established for Mr. Sambrooks was 0% to 200%, and for Messrs. McCullough and Weatherholt was 0% to 150% of their respective target award opportunity. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution. Failure to meet the minimum performance threshold corresponding to a specified performance measure resulted in the participant not receiving any portion of the payout award related to such performance measure. Payouts for performance between threshold and target and between target and maximum are subject to linear interpolation. The actual payout percentage for 2019 was calculated as follows:

Base Salary x STIP Target % x Final KPI Achievement Result = Total Short-Term Incentive Payment

Actual performance for each KPI for the fiscal year is measured and reviewed by the Compensation Committee during the first few months following the end of the fiscal year to which they pertain. As noted above, while the Compensation Committee examines the Company and individual performance with respect to each KPI, the Compensation Committee retains the discretion to increase or decrease a NEO’s annual short-term incentive bonus despite KPI performance based on an overall qualitative assessment of the individual officer’s performance. Regardless of individual performance, however, in no event may the Compensation Committee increase a NEO’s bonus above his or her specified maximum STIP opportunity. For the 2019 fiscal year, each of Messrs. Sambrooks, McCullough and Weatherholt received a bonus amount based on the achievement of 75% of the target level of performance, prorated based on the number of days in the 2019 fiscal year that elapsed prior to the closing of the Merger.

Pre-Merger Long-Term Incentives

Prior to the Effective Time, the Company maintained the 2016 Long Term Incentive Plan, which was designed to reward the Company’s then-current NEOs for the Company’s performance over a multi-year period.

Restricted Stock Unit Awards

The Compensation Committee granted, on an annual basis, including during the 2019 fiscal year, RSU awards that vest ratably over a three-year period to deliver a meaningful long-term incentive that balances risk and potential reward. These awards also served as an effective incentive for our superior executive performers to remain with the Company and continue such performance. RSU awards are only earned if the individual continues to be employed by the Company until the applicable vesting dates of the awards. Until vesting, holders of restricted stock unit awards do not have voting rights on the units, but the units are entitled to receive dividend equivalents, if any dividends are paid on the Company’s stock.

Performance-Based Restricted Stock Unit Awards

In March 2019, the Compensation Committee granted performance-based restricted stock unit awards to our then-current NEOs, which vest at the rates indicated in the table below, if and when a 60 consecutive trading-day VWAP is achieved at any time during the two-year performance period.

Vesting Schedule	Stock Price (60-day VWAP)
33% of award	$9.50
66% of award	$10.50
100% of award	$11.50
150% of award	$12.50

The Compensation Committee believed that performance awards are both retentive, in that the executive must be employed by the Company through the conclusion of the performance period in order to earn any of the performance-based restricted stock units, and motivational, in that the executive will only earn these shares if the Company meets the articulated relative and/or absolute Total Stockholder Return and price per common share goals, as applicable under the terms of the respective award agreements.

Share Equalization Program

In December 2018, the Legacy Midstates board approved the adoption of a stock buyback equalization program (the “Share Equalization Program”) in order to further align the interests of Legacy Midstates’ employees and directors that held outstanding equity awards with that of Legacy Midstates stockholders in the event Legacy Midstates were to effectuate a tender offer or extraordinary share repurchase program. The Share Equalization Program allowed for Legacy Midstates’ employees, executives and directors that held outstanding Legacy Midstates equity awards to effectively participate in any tender program or extraordinary share repurchase with their unvested restricted stock unit awards, unvested performance-based restricted stock unit awards and any vested but unsettled restricted stock unit awards that were deferred by Legacy Midstates’ directors, as applicable, in a manner proportionate with the number of shares bought back through the tender offer or extraordinary share repurchase program by Legacy Midstates from its stockholders.

On January 14, 2019, Legacy Midstates announced the commencement of a tender offer to repurchase up to 5,000,000 shares of common stock at $10.00 per share in the first quarter of 2019. On February 14, 2019, the tender offer was completed with 5,000,000 shares of common stock repurchased at $10.00 per share. Pursuant to the Share Equalization Program, Legacy Midstates’ employees, executive officers and directors that held outstanding unvested equity awards and/or vested but unsettled restricted stock unit awards were allowed to participate in the tender offer.

Retention Agreements

On February 6, 2019, the Company entered into retention agreements with each of Messrs. Sambrooks, McCullough and Weatherholt (collectively, the “Retention Agreements”). These Retention Agreements required the Company to provide a cash payment in the gross amount equal to $300,000 to Mr. Sambrooks, $72,100 to Mr. McCullough and $131,250 to Mr. Weatherholt (each a “Retention Bonus”), in each case, in accordance with the following schedule (each a “Payment Date”): (i) twenty-five percent (25%) of the Retention Bonus paid on March 1, 2019, (ii) twenty-five percent (25%) of the Retention Bonus paid on July 1, 2019 and (iii) fifty percent (50%) of the Retention Bonus paid on December 30, 2019. In connection with their terminations of employment effective August 6, 2019, each executive received the all remaining then-unpaid portion of the Retention Bonus.

Deductibility of Compensation

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code (the “Code”) generally limited to $1 million the U.S. federal income tax deductibility compensation paid in one year to a company’s Chief Executive Officer or any of its three next-highest-paid executive officers (other than its Chief Financial Officer). Compensation that qualifies as “performance-based” under Section 162(m) of the Code was exempt from this $1 million limitation. As part of Tax Reform, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. Although Amplify maintains compensation arrangements that were intended to qualify as performance-based compensation under Section 162(m) of the code prior to Tax Reform, subject to certain transition relief rules, Amplify may no longer take a deduction for any compensation paid to Amplify’s covered employees in excess of $1 million. Furthermore, although the Compensation Committee may have taken action intended to limit the impact of Section 162(m) of the Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may have resulted (and may continue to result, in light of the recent changes in law) in compensation that in certain cases is not deductible for federal income tax purposes.

Relation of Compensation Policies and Practices to Risk Management

Our compensation policies and practices are designed to provide rewards for short-term and long-term performance, both on an individual basis and at the entity level. In general, optimal financial and operational performance, particularly in a competitive business, requires some degree of risk-taking. Accordingly, the use of compensation as an incentive for performance can foster the potential for management and others to take unnecessary or excessive risks to reach performance thresholds that qualify them for additional compensation.

From a risk management perspective, our policy is to conduct our commercial activities within pre-defined risk parameters that are closely monitored and are structured in a manner intended to control and minimize the potential for unwarranted risk-taking. We also routinely monitor and measure the execution and performance of our projects and acquisitions relative to expectations.

We expect our compensation arrangements to contain a number of design elements that serve to minimize the incentive for taking unwarranted risk to achieve short-term, unsustainable results. Those elements include delaying the rewards and subjecting such rewards to forfeiture for terminations related to violations of our risk management policies and practices or of our Code of Business Conduct and Ethics.

In combination with our risk-management practices, we do not believe that risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of the Company that the Compensation Discussion and Analysis be included in this annual report.

The Compensation Committee of Amplify Energy Corp.

Christopher W. Hamm Randal T. Klein David H. Proman

Summary Compensation Table

The following table includes the compensation earned by our NEOs for the fiscal years ended December 31, 2019, 2018 and 2017, and their respective titles as of December 31, 2019.

Name and Principal Position	Year	Salary ($)(1)(2)	Non-Equity Incentive Plan Compensation ($) (3)(4)	Stock Awards ($) (5)(6)	All Other Compensation ($) (7)	Total ($)
Kenneth Mariani	2019	$575,385	$334,335	$15,007	$50,390	$975,117
President and Chief Executive Officer

Martyn Willsher	2019	$287,692	$125,376	$7,501	$29,118	$449,687
Senior Vice President and Chief Financial Officer

Richard P. Smiley	2019	$316,462	$128,719	$8,255	$28,446	$481,882
Senior Vice President, Operations

Eric M. Willis	2019	$335,641	$126,769	$8,753	$27,998	$499,161
Senior Vice President, General Counsel and Land

Tony Lopez	2019	$258,923	$90,271	$6,752	$25,510	$381,456
Senior Vice President, Engineering and Exploitation

Polly Schott	2019	$241,539	—	$6,281	$300.295	$548,114
Former Senior Vice President and Chief Administrative Officer

David J. Sambrooks	2019	$375,000	$600,000	$812,145	$3,521,658	$5,308,802
Former President, Chief Executive Officer and Director	2018	$600,000	$510,000	—	$22,000	$1,132,000
	2017	$100,000	$54,200	$2,564,850	$8,000	$2,727,050

Richard W. McCullough	2019	$180,250	$144,200	$227,207	$804,063	$1,355,720
Former Vice President and Chief Accounting Officer	2018	$287,000	$115,360	$534,453	$17,304	$954,117
	2017	$272,260	$104,956	—	$2,313	$379,529

Scott C. Weatherholt	2019	$241,667	$293,750	$488,255	$1,973,061	$2,996,733
Former Executive Vice President, General Counsel and Corporate Secretary	2018	$341,667	$249,375	$992,494	$18,500	$1,602,036
	2017	$300,000	$97,560	—	$18,000	$415,560

(1)

For Messrs. Mariani, Willsher, Smiley, Willis, and Lopez, the amount reflects (i) the prorated fiscal 2019 salary from Legacy Amplify from January 1, 2019 through the date of the closing of the Merger and (ii) the prorated fiscal 2019 salary from Amplify from the closing of the Merger through December 31, 2019. For Ms. Schott, the amount reflects (i) the prorated fiscal 2019 salary from Legacy Amplify from January 1, 2019 through the date of the closing of the Merger and (ii) prorated fiscal 2019 salary from Amplify from the closing of the Merger through October 30, 2019, the date Ms. Schott’s employment with the Company terminated.

(2)	For Messrs. Sambrooks, McCullough and Weatherholt, amount reflects the base salary earned by each of them during the 2019, 2018 and 2017 fiscal years.
(3)	For Messrs. Mariani, Willsher, Smiley, Willis, and Lopez, the amount reflects the annual incentive bonuses paid to each of them, all of which were paid 100% in cash.
(4)

For Messrs. Sambrooks, McCullough and Weatherholt, the amount reflects (i) the annual bonus amount paid to each of them based on the achievement of 75% of the target level of performance, prorated based on the number of days in the fiscal 2019 year that elapsed as of the closing of the Merger and (ii) a retention bonus, in the amounts of $300,000 and $300,000 for Mr. Sambrooks, $72,100 and $72,100 for Mr. McCullough and $162,500 and $131,250 for Mr. Weatherholt.

(5)

For Messrs. Mariani, Willsher, Smiley, Willis, and Lopez and Ms. Schott, the amounts represent the fair value of fully vested stock of the Company issued to each of them in fiscal 2019 in lieu of ordinary course increases in base salaries. The amounts are calculated in accordance with ASC Topic 718. For information about assumptions made in the valuation of these awards, see Note 14 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data” included in our Annual Report on Form 10-K for fiscal 2019 filed with the SEC on March 5, 2020.
(6)

For Messrs. Sambrooks, McCullough and Weatherholt, these amounts do not necessarily correspond to the actual value that was realized by each of them. The amounts reported for 2019 represent the grant date fair value of their annual awards consisting of both time-based and performance-based restricted stock units. For Mr. McCullough and Mr. Weatherholt, the amounts shown for 2018 represent the grant date fair value of their annual awards consisting of both time-based and performance-based restricted stock units. For 2017, this amount represents Mr. Sambrooks’ award of time-based and performance-based restricted stock units upon his hire on November 1, 2017. The face value of the awards granted to Mr. Sambrooks on November 1, 2017 was $2,000,000 for the performance-based restricted stock units and $1,000,000 for the time-based restricted stock units. The amounts are calculated in accordance with ASC Topic 718.

(7)	All Other Compensation paid in fiscal 2019 is comprised of the following:

Name	Company Contributions to 401(k) Plan ($)	Life, Short- Term and Long-Term Disability Insurance ($)(a)	Share Equalization Program ($)(b)	Dividend Equivalents ($)(c)	Severance Benefits ($)(d)(e)	Total ($)
Kenneth Mariani	$16,800	$2,490	—	$31,100	—	$50,390
Martyn Willsher	$16,800	$2,490	—	$9,828	—	$29,118
Richard P. Smiley	$16,800	$2,490	—	$9,156	—	$28,446
Eric M. Willis	$16,800	$2,490	—	$8,708	—	$27,998
Tony Lopez	$16,800	$2,490	—	$6,220	—	$25,510
Polly Schott	$8,674	$2,075	—	$4,976	$284,570	$300,295
David J. Sambrooks	$22,400	$1,803	$68,154	—	$3,429,301	$3,521,658
Richard W. McCullough	$9,771	$805	$61,972	—	$731,515	$804,063
Scott C. Weatherholt	$2,333	$823	$52,604	—	$1,917,301	$1,973,061

(a)	Calculated based on the incremental cost to the Company.
(b)	Represent the difference between the tender offer price of $10.00 per share and fair market value of the share repurchased by the Company through the Share Equalization Program.
(c)	Represent the dividend equivalents paid in respect of the unvested time-based RSUs.
(d)	For Ms. Schott, severance benefits are comprised of (i) a cash payment and (ii) a payment of accrued but unused paid time off.
(e)

For Messrs. Sambrooks, McCullough and Weatherholt, severance benefits are comprised of (i) cash payments, (ii) the value of accelerated vesting of restricted stock units and (iii) payment of accrued but unused vacation days.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during the fiscal year ended December 31, 2019.

			Estimated future payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Award Type	Grant Date	Threshold ($)		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#) (4)
Kenneth Mariani	Annual Incentive Plans (1)	—	$195,000	(3)	$600,000	$900,000	—	—	—	—	—	—	—
Martyn Willsher	Annual Incentive Plans (1)	—	$73,125	(3)	$225,000	$337,500	—	—	—	—	—	—	—
Richard P. Smiley	Annual Incentive Plans (1)	—	$75,075	(3)	$231,000	$346,500	—	—	—	—	—	—	—
Eric M. Willis	Annual Incentive Plans (1)	—	$73,938	(3)	$227,500	$341,250	—	—	—	—	—	—	—
Tony Lopez	Annual Incentive Plans (1)	—	$52,650	(3)	$162,000	$243,000	—	—	—	—	—	—	—
Polly Schott	Annual Incentive Plans (1)	—	—		—	—	—	—	—	—	—	—	—
David J. Sambrooks	Annual Incentive Plans (2)	—	$225,000		$600,000	$900,000	—	—	—	—	—	—	—
	RSUs	3/7/2019	—		—	—	—	—	72,236	30,959	—	—	$812,145
Richard W. McCullough	Annual Incentive Plans (2)		$61,285		$144,200	$216,300					—	—	—
	RSUs	3/7/2019	—		—	—	—	—	20,209	30,959	—	—	$402,692
Scott C. Weatherholt	Annual Incentive Plans (2)		$127,500		$300,000	$450,000					—	—	—
	RSUs	3/7/2019	—		—	—	—	—	43,429	30,959	—	—	$585,434

(1)	The awards (including performance goals and targets) are described in more detail above under “—Elements of Executive Compensation-Annual Incentive Awards.”
(2)

Represents the annual incentive award which was in existence prior to the Merger. The awards (including the performance goals and targets) are described in more detail above under “Compensation Setting Process Prior to the Closing of the Merger-Pre-Merger Short-Term Incentive Plan (“STIP”).”

(3)	Represents the bonus amount payable if threshold performance objectives were achieved and no portion of the discretionary component of the annual bonus program was awarded.
(4)

As described in further detail under “—Pre-Merger Long-Term Incentives,” the performance-based restricted stock units generally vest upon achievement of 60 consecutive trading-day VWAP, with 33% vesting upon achievement of $9.50 per share, 66% vesting upon achievement of $10.50 per share, 100% vesting upon achievement of $11.50 per share and 150% vesting upon achievement of $12.50 per share. The performance-based restricted stock units vest based on achievement at a specified share price, and as such, there is no threshold or target amount. Accordingly, the maximum number of performance-based restricted stock units shown in the table reflects the total number of shares of our common stock earned if 150% of the performance-based restricted stock units are fully vested.

(5)	As described in further detail under “—Pre-Merger Long-Term Incentives,” the time-based restricted stock units generally vest ratably over a three-year period following the date of grant.
(6)

For purposes of determining the amounts shown in this column, the value of unvested performance-based restricted stock units was calculated based upon the number of performance-based restricted stock units awarded upon vesting at 150% vesting, multiplied by the share price of the common stock of the Company on the date of grant ($7.87 per share). The amounts attributable to unvested time-based restricted stock units were calculated by multiplying the number of unvested time-based restricted stock units by the share price of the common stock of the Company on the date of grant ($7.87 per share). For information about assumptions made in the valuation of these awards, see Note 14 of the Notes to Consolidated and Combined Financial Statements included under “Item 8. Financial Statements and Supplementary Data.”

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth Mariani	5/14/2018(3)	—	—	—	—	—	194,375	$1,284,819	—	—

Martyn Willsher	10/1/2018(3)	—	—	—	—	—	23,325	$154,178	—	—
	5/1/2018	—	—	—	—	—	7,153	$47,281	—	—
	5/4/2017(2)	5,752	—	—	$21.58	5/4/2023			—	—
	5/4/2017	—	—	—	—	—	5,754	$38,034	—	—

Richard P. Smiley	10/1/2018(3)	—	—	—	—	—	15,550	$102,786	—	—
	5/1/2018	—	—	—	—	—	6,220	$41,114	—	—
	5/4/2017(2)	8,894	—	—	$21.58	5/4/2023	—	—	—	—
	5/4/2017	—	—	—	—	—	8,895	$58,796	—	—

Eric M. Willis	10/1/2018(3)	—	—	—	—	—	15,550	$102,786	—	—
	12/1/2017	—	—	—	—	—	9,330	$61,671	—	—

Tony Lopez	7/1/2018(3)	—	—	—	—	—	38,875	$256,964	—	—

Richard W. McCullough	10/21/2016	28,103	—	—	$19.66	2/1/2020	—	—	—	—

Scott C. Weatherholt	10/21/2016	47,578	—	—	$19.66	2/1/2020	—	—	—	—

(1)	Amounts reported are based on the fair market value of our common stock on the last day of the fiscal year ended December 31, 2019 ($6.61 per share).
(2)	Reflects stock options which vest over three years in equal annual installments on the anniversary of the grant date.
(3)

Reflects time-based vesting RSUs which vest over three years in equal annual installments on the anniversary of the grant date, and performance-vesting RSUs which vest based on the achievement of share price hurdles and satisfaction of subsequent service-based vesting conditions.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to equity-based awards held by our NEOs that vested during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Kenneth Mariani	—	—	38,875	$335,411
Martyn Willsher	—	—	13,996	$98,335
Richard P. Smiley	—	—	15,114	$108,681
Eric M. Willis	—	—	12,440	$70,410
Tony Lopez	—	—	7,775	$49,581
Polly Schott	—	—	12,440	$79,331
David J. Sambrooks	—	—	211,999	$924,316
Richard W. McCullough	—	—	49,822	$217,224
Scott C. Weatherholt	—	—	96,465	$420,587

(1)

For Messrs. Mariani, Willsher, Smiley, Willis, and Lopez and Ms. Schott, each share represents Legacy Amplify common stock that was converted automatically at the Effective Time to 0.933 shares of Amplify common stock.

Pension Benefits

Currently, the Company does not, and does not intend to, provide pension benefits to NEOs.

Nonqualified Deferred Compensation

Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

The following table sets forth information concerning the change of control and severance payments to be made to each of our NEOs in connection with a change of control or termination of employment, presuming a termination or change of control date of December 31, 2019 and the fair market value of a share of common stock on December 31, 2019 ($6.61 per share). The below table only includes information for employment termination or change of control events that trigger vesting or severance-related payments, and assumes that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims.

The precise amount that each of our NEOs would receive cannot be determined with any certainty until a change of control has occurred.

Name	Involuntary Termination during Change of Control Protection Period ($) (1)	Involuntary Termination (No Change of Control) ($)	Other Involuntary Termination ($)	Termination for Cause or Voluntary Resignation without Good Reason ($)	Termination upon Death or Disability ($) (2)
Kenneth Mariani
Cash Severance	$1,200,000	$1,200,000	—	—	$600,000
Accelerated Equity Compensation (3)	$513,928	$513,928	—	—	—
Health and Welfare Benefits	$8,599	$8,599	—	—	—
Total	$1,722,526	$1,722,526	—	—	$600,000

Martyn Willsher
Cash Severance	$600,000	$600,000	—	—	$225,000
Accelerated Equity Compensation (3)	$146,987	$146,987	—	—	—
Health and Welfare Benefits	$26,832	$26,832	—	—	—
Total	$773,818	$773,818	—	—	$225,000

Richard Smiley
Cash Severance	$660,000	$660,000	—	—	$231,000
Accelerated Equity Compensation (3)	$141,024	$141,024	—	—	—
Health and Welfare Benefits	$18,851	$18,851	—	—	—
Total	$819,876	$819,876	—	—	$231,000

Eric M. Willis
Cash Severance	$700,000	$700,000	—	—	$227,500
Accelerated Equity Compensation (3)	$102,786	$102,786	—	—	—
Health and Welfare Benefits	$7,844	$7,844	—	—	—
Total	$810,629	$810,629	—	—	$227,500

Tony Lopez
Cash Severance	$540,000	$540,000	—	—	$162,000
Accelerated Equity Compensation (3)	$102,786	$102,786	—	—	—
Health and Welfare Benefits	$18,851	$18,851	—	—	—
Total	$661,637	$661,637	—	—	$162,000

(1)

If Messrs. Mariani, Willsher, Smiley, Willis and Lopez experience a Good Leaver Termination described above under “— Elements of Executive Compensation — Employment Agreements” (whether prior to, in connection with, or at any time following a change of control), the NEO will be entitled to (i) Actual Prior Year Bonus, (ii) Pro-Rated Bonus (defined below), (iii) an amount equal to two times the NEO’s annual base salary and (iv) up to 12 months of continued health insurance benefits under Legacy Amplify’s group health plan (at the employee-rate). On April 1, 2020, Mr. Mariani notified the Board of his decision to retire as the President, Chief Executive Officer and a member of the Board, effective April 3, 2020.

(2)

If an NEO’s employment is terminated by us while the NEO is disabled, or if the NEO’s employment terminates as a result of the NEO’s death, each NEO is entitled to (i) Actual Prior Year Bonus and (ii) Pro-Rated Bonus.

(3)

Amount reflects market value of outstanding RSUs which would become vested in connection with the specified termination. If a change of control is consummated, any unvested time-based vesting RSUs fully vest and unvested performance-vesting RSUs fully time vest, and if a change of control occurs prior to the third anniversary of the date of grant, then performance-vesting RSUS performance vest if the price per share achieved equals or exceeds the volume weighted average price targets.

Legacy Amplify Employment Agreements – Terminations of Employment

Employment Agreements

Each Legacy Amplify Employment Agreement subjects the NEO to employment term and 12-month post-employment non-competition, non-solicitation and non-interference restrictive covenants, as well as assignment of inventions, perpetual non-disparagement and employment term and post-employment confidentiality covenants.

Under the Legacy Amplify Employment Agreements, upon any termination of employment with the Company, Messrs. Mariani, Willsher, Smiley, Willis, and Lopez will be entitled to (i) accrued but unpaid base salary as of the termination date, (ii) any unreimbursed business expenses incurred through the termination date, and (iii) any payments and benefits to which they may be entitled under any benefit plan, programs, or arrangements (collectively, the “Accrued Obligations”).

In the event of a termination of Messrs. Mariani’s, Willsher’s, Smiley’s, Willis’s, and Lopez’s employment without “cause” or for “good reason” (each as defined below) (each, a “Good Leaver Termination”), then, in addition to the Accrued Obligations and subject to timely execution and non-revocation of a general release of claims and complying with the release and any applicable restrictive covenants, each NEO will be entitled to:

(i) any earned but unpaid annual bonus for the preceding year (the “Actual Prior Year Bonus”);

(ii) a pro-rated annual bonus for the year of termination, with the amount determined based on actual results for the year and the proration determined based on the duration of employment with Legacy Amplify during the calendar year (the “Pro-Rated Bonus”);

(iii) an amount equal to two times the NEO’s annual base salary, in each case, payable in accordance with the Company’s regular payroll practices for 12 months following the termination date; and

(iv) up to 12 months of continued health insurance benefits under the Company’s group health plan (at the employee-rate), subject to the NEO’s continued eligibility for COBRA coverage and terminable if the NEO obtains other employment offering group health plan coverage.

Under the Legacy Amplify Employment Agreements, if the NEO’s employment with the Company is terminated due to death or “disability” (as defined in the Legacy Amplify Employments), then, in addition to the Accrued Obligations, the NEO will be entitled to the Actual Prior Year Bonus and the Pro-Rated Bonus.

Each Legacy Amplify Employment Agreement provides for a Code Section 280G “best-net” cutback, which would cause an automatic reduction in any payments or benefits the NEO would receive which constitute parachute payments within the meaning of Code Section 280G, in the event such reduction would result in the NEO receiving greater payments and benefits on an after-tax basis.

For purposes of the Legacy Amplify Employment Agreements, the Company will have “cause” to terminate the NEO’s employment upon the occurrence of (i) conviction of a felony, or plea of guilty or nolo contendere to, any felony or any crime of moral turpitude; (ii) repeated intoxication by alcohol or drugs during the performance of his or her duties; (iii) embezzlement or other willful and intentional misuse of any of the funds of the Company or its direct or indirect subsidiaries, (iv) commission of a demonstrable act of fraud; (v) willful and material misrepresentation or concealment on any written reports submitted to the Company or its direct or indirect subsidiaries; (vi) material breach of the applicable Legacy Amplify Employment Agreement; (vii) failure to follow or comply with the reasonable, material and lawful written directives of the Board; or (viii) conduct constituting his or her material breach of the Company’s then-current code of conduct or similar written policy.

For purposes of the Legacy Amplify Employment Agreement, an executive will have “good reason” to terminate employment with the Company upon the occurrence of any of the following without written consent: (i) a relocation of the NEO’s principal work location to a location more than 40 miles from its then-current location; (ii) a reduction in the NEO’s then-current base salary or target bonus, or both; (iii) a material breach of any provision of the Employment Agreement by the Company; or (iv) any material reduction in the NEO’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the effective date, except to the extent such reduction occurs in connection with the NEO’s termination of employment for “cause” or due to the NEO’s death or “disability” (as defined in the Legacy Amplify Employment Agreements).

Terminations of Employment During 2019

Ms. Schott’s employment with us ended on October 30, 2019. The table below reflects the full value of all amounts paid to Ms. Schott in connection with her termination of employment.

Named Executive Officer	Lump Sum Cash Payment ($)	Accrued Paid Time Off ($)	Total ($)
Polly Schott	$275,000	$9,570	$295,319

Legacy Midstates Employment Agreements – Terminations of Employment

Terminations of Employment During 2019

Messrs. Sambrooks’s, McCullough’s and Weatherholt’s employment with us ended on August 6, 2019 following the closing of the Merger. The table below reflects the full value of all amounts paid to each of Messrs. Sambrooks, McCullough and Weatherholt in connection with their termination of employment.

Named Executive Officer	Salary Continuation ($)	Annual Bonus at STIP Target ($)	Accrued Vacation ($)	Restricted Stock Units ($)(1)	COBRA Premium Reimbursement ($)	Total ($)
David J. Sambrooks	$1,200,000	$1,200,000	$60,467	$924,316	$44,518	$3,429,301
Richard W. McCullough	$288,400	$144,200	$38,823	$217,224	$42,868	$731,515
Scott C. Weatherholt	$800,000	$600,000	$53,846	$420,587	$42,868	$1,917,301

(1)

The value reported above for the acceleration of unvested restricted stock units is calculated based on the closing market price of our common shares ($4.36 per share) on the date of each executive’s termination of employment.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the annual total compensation of our President and CEO:

For 2019, our last completed fiscal year:

•	The median of the annual cash compensation of all employees of our Company (excluding our CEO) was $111,921.99; and

•	The total annual compensation of our chief executive officer, as reported in the Summary Compensation Table below, was $975,117.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Mariani, our President and CEO, to the median of the annual total compensation of all employees was 8.2:1. To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2019, our employee population consisted of approximately 227 full-time employees, with all of these individuals located in the United States. This population did not include employees who were on leaves of absence as of December 31, 2019, or any part-time or temporary employees.

•

To identify the “median employee” from our employee population, we used cash compensation consisting of base salary or wage (including any overtime pay), and annual bonus, as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. In making this determination, we annualized the base pay or monthly wages and annual bonus amounts paid in respect of 2019 for those full-time employees who did not work for the entire 12-month period.

•

Once we identified our median employee, we combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $118,848.14.

•	With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION

Following the Merger, each director who was not an officer or employee of the Company or its affiliates, other than those who are affiliated with Fir Tree, Brigade and Avenue, received compensation as a “non-employee director.”

Our non-employee directors receive (i) an annual retainer of $75,000 for each director, paid quarterly in advance, and (ii) an annual equity award of RSUs granted on or about May 1 of each year, with the number of RSUs calculated as $75,000 divided by the fair market value of a share of our common stock on the date of grant.

Non-employee directors are reimbursed for all out-of-pocket expenses in connection with attending meetings of the board of directors or committees. Each director is fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

Prior to the Merger, each director who was not an officer or employee of the Company or its affiliates, other than those who are affiliated with Fir Tree and Avenue, received compensation as a “non-employee director” for attending meetings of the board of directors and committee meetings. Non-employee directors were permitted to defer receipt of shares of common stock issued in respect of equity-based awards until a future date chosen in the director’s discretion. If a non-employee director elected to make a deferral under the director deferral plan, the deferral election must have been for a minimum of three (3) years and may provide for a maximum deferral of five (5) years. In addition, subject to the non-employee director’s election, any deferred shares may be settled upon any of the non-employee director’s separation from service, death, disability, or upon a change of control of Legacy Midstates.

The following table presents information regarding compensation paid to the non-employee directors of the Company during the fiscal year ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Christopher W. Hamm (1)	$75,000	$75,000	$6,463	$156,463
Scott L. Hoffman (1)	—	—	—	—
Randal T. Klein	—	—	—	—
Evan S. Lederman	—	—	—	—
Kenneth Mariani (1)	—	—	—	—
David H. Proman	—	—	—	—
Todd R. Snyder (2)	$67,500	$138,990	—	$206,490
Alan J. Carr (2)	$93,750	$208,484	—	$302,234
Patrice D. Douglas (2)	$75,000	$138,990	—	$213,990
Neal P. Goldman (2)	$76,875	$139,990	—	$215,865
David J. Sambrooks (2)	—	—	—	—

(1)

Messrs. Hamm, Hoffman and Mariani joined the Board on August 6, 2019 following the closing of the Merger. On April 1, 2020, Mr. Mariani notified the Board of his decision to retire as the President, Chief Executive Officer and a member of the Board, effective April 3, 2020.

(2)

Pursuant to the terms of the Merger Agreement, each of Messrs. Carr, Goldman and Sambrooks and Ms. Douglas delivered a letter effectuating his or her resignation as a director of the Company, and as of the Effective Time, ceased to be directors of the Company. Mr. Carr served as a member of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board, Ms. Douglas served as a member of the Audit Committee of the Board and Mr. Goldman served as a member of the Compensation Committee and the Audit Committee of the Board.

(3)

Includes annual cash retainer fee, board and committee meeting fees, and committee chair fees for each non-employee director during fiscal year 2019. For Mr. Hamm, this includes meeting fees for attending and participating in meetings of the Legacy Amplify’s board from January 1, 2019 through the closing of the Merger and meetings of the Board from the closing of the Merger through December 31, 2019. For Messrs. Carr and Goldman and Ms. Douglas, this includes meeting fees for attending and participating in meetings of the Legacy Midstates’ board from January 1, 2019 through the closing of the Merger. For Mr. Snyder this includes meeting fees for attending and participating in meetings of the Legacy Midstates’ board from January 1, 2019 through the closing of the Merger and meetings of the Board from the closing of the Merger through December 31, 2019.

(4)	The Stock Awards include grant date fair market value of the non-employee director’s annual equity award in respect of 2019, calculated in accordance with ASC Topic 718.
(5)	Represent the dividend equivalents paid in respect of the unvested time-based RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to our knowledge, as of March 26, 2020, the beneficial ownership of our common stock that are owned by:

•	each person known by us to be a beneficial owner of more than 5% of our outstanding common shares;

•	each director;

•	each executive officer; and

•	all executive officers and directors as a group.

We have prepared the table and the related notes based on information provided in the most recent Section 16 filing or Schedule 13D filed by such person. We have not sought to verify such information. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options, restricted stock units, and any other derivative securities to acquire common stock held by that person that are currently exercisable or convertible within 60 days after the date of this proxy statement. The shares issuable under any such securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding (3)
Fir Tree Capital Management LP (4)	10,415,297	27.73%
Brigade Capital Management, LP (5)	3,968,306	10.68%
Avenue Capital funds (6)	2,561,375	6.82%
Denise DuBard	10,343	*
Christopher W. Hamm (7)	7,259	*
Scott L. Hoffman (5)	—	—
Randal T. Klein (6)	—	—
Evan S. Lederman (4)	—	—
Tony Lopez	12,583	*
Kenneth Mariani (8)	93,909	*
David H. Proman (4)	—	—
Richard P. Smiley (9)	55,360	*
Todd R. Snyder	38,442	*
Eric M. Willis	32,581	*
Martyn Willsher (10)	28,978	*

Executive Officers and Directors as a Group (11 persons)	279,455	*

*	Less than 1.0%
(1)	Unless otherwise noted, the address for all beneficial owners in this table is c/o Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002.
(2)

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(3)

Based on 37,565,610 shares of common stock outstanding at March 26, 2020. Shares of common stock (i) issuable upon the vesting of RSUs within 60 days of the date of this Proxy Statement and (ii) subject to stock options that are currently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those RSUs or stock options, but are not treated as outstanding for the purpose of computing the percentage ownership of (x) any other person or (y) the aggregate held by all executive officers and directors as a group.

(4)

The address of this beneficial owner is 55 West 46th Street, New York, NY 10036. Consists of (i) 4,511,814 shares of common stock held directly by Fir Tree E&P Holdings III, LLC (ii) 239,557 shares owned by Fir Tree Capital Opportunity Master Fund III, LP, (iii) 3,185,833 shares owned by Fir Tree E&P Holdings VII, LLC and (iv) 2,478,093 shares owned by Fir Tree E&P Holdings VIII, LLC (collectively, the “Fir Tree funds”). FTCM (f/k/a Fir Tree Inc.) is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman and David H. Proman are directors of the Company and managing directors of FTCM. Messrs. Lederman and Proman do not have voting and investment power with respect to the shares of common stock owned by the Fir Tree funds in their capacities as managing directors of FTCM.

(5)

The address of this beneficial owner is 399 Park Ave, Suite 1600, New York, NY 10022. Consists of (i) 9,988 shares owned by Future Directions Credit Opportunities Fund, (ii) 354,749 shares owned by Brigade Credit Fund II Ltd., (iii) 12,009 shares owned by Big River Group Fund SPC LLC, (iv) 0 shares owned by Brigade Cavalry Fund Ltd, (v) 101,088 shares owned by Blue Falcon Limited, (vi) 23,457 shares owned by Delta Master Trust, (vii) 272,501 shares owned by Brigade Distressed Value Master Fund Ltd., (viii) 581,671 shares owned by Brigade Energy Opportunities Fund II LP, (ix) 1,258,865 shares owned by Brigade Energy Opportunities Fund LP, (x) 38,491 shares owned by FedEx Corporation Employees’ Pension Trust, (xi) 0 shares owned by Brigade Opportunistic Credit Fund—ICIP, Ltd., (xii) 17,084 shares owned by Illinois State Board of Investment, (xiii) 3,745 shares owned by FCA Canada Inc. Elected Master Trust, (xiv) 13,894 shares owned by FCA US LLC Master Retirement Trust, (xv) 11,658 shares owned by JPMorgan Chase Retirement Plan Brigade Bank Loan, (xvi) 11,718 shares owned by JPMorgan Chase Retirement Plan Brigade, (xvii) 134,368 shares owned by Brigade Opportunistic Credit LBG Fund Ltd., (xviii) 85,171 shares owned by Los Angeles County Employees Retirement Association, (xix) 615,631 shares owned by Brigade Leveraged Capital Structures Fund Ltd., (xx) 23,188 shares owned by SC Credit Opportunities Mandate LLC, (xxi) 20,012 shares owned by U.S. High Yield Bond Fund, (xxii) 39,506 shares owned by SEI Global Master Fund Plc the SEI High Yield Fixed Income Fund, (xxiii) 110,885 shares owned by SEI Institutional Investments Trust-High Yield Bond Fund, (xxiv) 76,297 shares owned by SEI Institutional Managed Trust-High Yield Bond Fund, (xxv) 0 shares owned by GIC Private Limited, (xxvi) 44,896 shares owned by The Coca-Cola Company Master Retirement Trust, (xxvii) 30,816 shares owned by St. James’ Place Diversified Bond Unit Trust and (xxviii) 76,618 shares owned by Panther BCM LLC (collectively, the “Brigade funds”). Brigade has voting and investment power with respect to the shares of common stock owned by the foregoing entities and may be deemed to be the beneficial owner of the shares of common stock owned by the Brigade funds and accounts. Scott L. Hoffman is a director of the Company and senior analyst at Brigade. Mr. Hoffman disclaims beneficial ownership of the shares of common stock owned by Brigade.

(6)

Comprised of 2,561,375 shares of common stock held directly by Avenue Energy Opportunities Fund, L.P. (“Avenue Energy Opportunities Fund”). Avenue Energy Opportunities Partners, LLC is the general partner of Avenue Energy Opportunities Fund. GL Energy Opportunities Partners, LLC is the managing member of Avenue Energy Opportunities Partners, LLC. Marc Lasry is the managing member of GL Energy Opportunities Partners, LLC. Avenue is the investment adviser of Avenue Energy Opportunities Fund. Avenue Capital Management II GenPar, LLC is the general partner of Avenue. Marc Lasry and Sonia Gardner are the managing members of Avenue Capital Management II GenPar, LLC. Each of the foregoing individuals and entities may be deemed to have voting and investment power over the common stock held by Avenue Energy Opportunities Fund and (other than Avenue Energy Opportunities Fund) disclaim any beneficial ownership over such common stock. Randal T. Klein is a director of the Company and a senior portfolio manager at Avenue. Mr. Klein disclaims beneficial ownership of the shares of common stock owned by Avenue. The principal address of the foregoing individuals and entities is 11 West 42nd Street, 9th Floor, New York, New York 10036.
(7)	Shares of common stock beneficially owned consists of 3,332 restricted stock units that will vest on May 1, 2020 and 3,927 restricted stock units that will vest on May 4, 2020.
(8)	Shares of common stock beneficially owned consists of 55,034 shares of common stock and 38,875 restrict stock units that will vest on May 14, 2020.
(9)

Shares of common stock beneficially owned consists of 34,460 shares of common stock, 8,895 restricted stock options that have vested, 3,110 restricted stock units that will vest on May 1, 2020 and 8,895 restricted stock units that will vest on May 4, 2020.

(10)

Shares of common stock beneficially owned consists of 13,896 shares of common stock, 5,752 restricted stock options that have vested, 3,576 restricted stock units that will vest on May 1, 2020 and 5,754 restricted stock units that will vest on May 4, 2020.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, based solely on a review of Form 3, Form 4 and Form 5 (including amendments) filed electronically with the SEC and written representations made to us that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners of our capital stock were complied with except that Fir Tree did not timely file one Form 4 during our fiscal year ended December 31, 2019 to report the number of shares acquired by Fir Tree in connection with the Merger. This transaction was reported on a Form 4 filed on August 13, 2019.

PROPOSAL 1 — ELECTION OF DIRECTORS

At each annual meeting, our stockholders will elect our directors. Directors may be removed from office either for or without cause upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote generally for the election of directors.

The Board has nominated the following individuals for election as directors of the Company to serve until our 2021 Annual Meeting or until their respective successors are duly elected and qualified:

Christopher W. Hamm

Scott L. Hoffman

Randal T. Klein

Evan S. Lederman

David H. Proman

Todd R. Snyder

Each of the above nominees is currently serving as a director of the Company. Biographical information for each nominee is contained in the “Directors and Director Nominees” section above.

The election of directors in this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as a vote against the outcome of voting on director election and broker non-votes will not have any effect on the outcome of voting on director elections. The Board recommends that you vote “FOR” the election of each of the nominees listed above.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the six nominees named above. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the Board recommends.

Vote Required

The election of directors in this Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes cast FOR or AGAINST or withholding your vote with respect to this Proposal 1 will be counted as shares entitled to vote on the Proposal. A vote to WITHHOLD will have the effect of a vote AGAINST the Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee, with the assistance of the Company’s management, recently completed a competitive process to select the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee invited multiple firms to participate in this process. At the conclusion of this process, on January 22, 2020, the Audit Committee appointed Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to execution of an engagement letter, which was entered into on March 20, 2020. The Audit Committee is seeking ratification of such appointment by our stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

Prior to the engagement of Deloitte for the fiscal year ending December 31, 2020, KPMG audited our financial statements and/or those of Legacy Amplify and its predecessor since 2010. The following table summarizes the aggregate KPMG fees for independent auditing, tax and related services for each of the years ended December 31, 2019 and 2018 (dollars in thousands):

	2019	2018
Audit fees (1)	$1,250,000	$930,000
Audit-related fees (2)	90,000	10,000
Tax fees (3)	—	—
All other fees (4)	—	—

Total	$1,340,000	$940,000

(1)

Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. For each of the years ended December 31, 2019 and 2018, those fees primarily related to the (i) audit of our annual financial statements and internal controls over financial reporting included in our annual reports and (ii) the review of our quarterly financial statements filed on Form 10-Q and.

(2)	Audit-related fees represent amounts billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews.
(3)

Tax fees represent amounts billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice, and tax planning. No such services were rendered by KPMG during the years ended December 31, 2019 and 2018.

(4)	No such services were rendered by KPMG during the years ended December 31, 2019 and 2018.

Pre-Approval Policies and Procedures

The Audit Committee’s charter requires the Audit Committee to approve in advance all audit and non-audit services to be provided by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy with respect to services which may be performed by our independent registered public accounting firm. This policy lists specific audit-related services, as well as any other services that our independent registered public accounting firm is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to the pre-approval policy. The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee prior to engagement. For the year ended December 31, 2019, the Audit Committee pre-approved 100% of the services described above.

The charter for the Audit Committee is available within the “Corporate Governance” section of our website at www.amplifyenergy.com.

Vote Required

The ratification of Deloitte as our independent registered public accounting firm in this Proposal 2 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal 2 will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 3 — ADVISORY (NON-BINDING) VOTE APPROVING COMPENSATION OF NAMED

EXECUTIVE OFFICERS

Background

Under the Dodd-Frank Act, the stockholders of the Company are entitled to vote at the Annual Meeting on the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only and is not binding on the Company or the Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	attract and retain talented executive officers by providing total compensation levels competitive with that of executives holding comparable positions in similarly situated organizations;

•	provide total compensation that is supported by individual performance;

•	provide a performance-based compensation component that balances rewards for short-term and long-term results and is tied to company performance; and

•	encourage the long-term commitment of our executive officers to us and to our stockholders’ long-term interests.

Please read the “Compensation Discussion and Analysis” section beginning on page 20 of this Proxy Statement for a detailed discussion of our executive compensation program and how it operates and is designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 31 through 35, which provide detailed information on the compensation of our NEOs.

Our Compensation Committee and the Board have determined that the Company’s NEOs compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance, and therefore the Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the Company’s NEOs compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and disclosure in this Proxy Statement).

Vote Required

The advisory vote on executive compensation in this Proposal 3 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal 3 will be counted as shares entitled to vote on the Proposal. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

PROPOSAL 4 — ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE

STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF NEOs

Under the Dodd-Frank Act, the stockholders of the Company are entitled to vote at the Annual Meeting regarding whether the advisory vote on executive compensation should occur every one, two or three years. stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the advisory vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board.

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

The Board has determined that an annual non-binding advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The Board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal 4.

Vote Required

A plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will constitute the recommendation of the stockholders. The frequency of the Say-on-Pay vote that receives the greatest number of votes — every one year, every two years or every three years — will be the frequency that the stockholders approve, on a non-binding advisory basis. Neither abstentions nor broker non-votes will have any effect on the outcome of Proposal 4. This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Board. However, the Board will take into account the result of the vote when determining the frequency of future Say-on-Pay votes.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING “SAY-ON-PAY” STOCKHOLDER VOTES ON COMPENSATION OF OUR NEOs. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2021 Annual Meeting and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 20, 2021 unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2021 Annual Meeting, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received no earlier than the close of business on January 20, 2021 and no later than the close of business on February 19, 2021, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company within a reasonable time, the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character, and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board duties; and who are likely to be able to serve on the Board for a sustained period.

The Nominating and Governance Committee’s charter requires consideration of the diversity of, and the optimal enhancement of the current mix of talent and experience on, the Board. In that regard, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of members having experience in the oil and gas industry, accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers. In addition, the Nominating and Governance Committee from time to time may engage a third-party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third-party search firm will be paid a fee.

The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the 2021 Annual Meeting if that nomination is submitted in writing, and received no earlier than the close of business on January 20, 2021 and no later than the close of business on February 19, 2021, to Amplify Energy Corp., 500 Dallas Street, Suite 1700, Houston, Texas 77002, Attention: General Counsel. The

Company will evaluate director nominees proposed by stockholders on the same basis as recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

•	the nominee’s name, address and other personal information;

•	the number of shares of each class and series of stock of the Company held by such nominee;

•	the nominating stockholder’s name, residential address and telephone number, and business address and telephone number; and

•	all other information required to be disclosed pursuant to our Bylaws and Regulation 14A of the Exchange Act.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

The Company suggests that any such proposal be sent by certified mail, return receipt requested.

ADDITIONAL INFORMATION

Solicitation of Proxies

Solicitation of proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Broadridge to tabulate votes for a fee estimated not to exceed $20,000. The Company will bear all costs of solicitation.

Stockholder List

In accordance with the DGCL, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and a Notice of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Amplify stockholders may be “householding” our proxy materials. One annual report, proxy statement and Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, you may (1) notify your broker, (2) direct your written request to: 500 Dallas Street, Suite 1700, Houston, Texas 77002 or (3) contact our Investor Relations department by telephone at (832) 219-9047. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker if their shares are held in “street name” or the Company if they are the stockholder of record. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report, proxy statement and Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Availability of Annual Reports on Form 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 to any of our stockholders of record, or to any stockholder who owns our common stock listed in the name of a broker, bank or dealer as nominee, at the close of business on March 26, 2020. Any request for a copy of our Annual Report on Form 10-K should be mailed to our Corporate Secretary at 500 Dallas Street, Suite 1700, Houston, TX 77002, or by calling (832) 219-9026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2020.

You are requested to cast your proxy as instructed in the Notice of Availability whether or not you expect to attend the meeting in person. You may request paper copies of the proxy materials free of charge by following the instructions on the Notice of Availability. If you request a paper proxy, please complete, date, and sign the enclosed form of proxy card and return it promptly in the envelope provided. By submitting your proxy promptly, you can help us avoid the expense of follow-up mailings to ensure a quorum so that the meeting can be held. We encourage you to vote via the Internet.

AMPLIFY ENERGY CORP. 500 DALLAS STREET, SUITE 1700 HOUSTON, TEXAS 77002

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Amplify Energy Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Amplify Energy Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

If you would like to attend the annual meeting and vote in person, you may contact Amplify Energy Corp. at (832) 219-9026 (attn.: Corporate Secretary) for directions to the annual meeting. Please see the proxy statement for annual meeting attendance requirements.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	D03651-P37178	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMPLIFY ENERGY CORP.

The Board of Directors recommends a vote “FOR” each nominee listed in Proposal 1, "FOR" Proposals 2 and 3 and "1 year" on Proposal 4.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Christopher W. Hamm	☐	☐	☐

	1b.	Scott L. Hoffman	☐	☐	☐

	1c.	Randal T. Klein	☐	☐	☐

	1d.	Evan S. Lederman	☐	☐	☐

	1e.	David H. Proman	☐	☐	☐

	1f.	Todd R. Snyder	☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

2.	Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor.	☐	☐	☐

3.	To approve, by a non-binding vote, the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain

4.	To approve, by a non-binding vote, the frequency of stockholder advisory votes on the compensation of our named executive officers. ☐	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" Proposals 2 and 3 and "1 year" on Proposal 4.

If any other matters come properly before the meeting, the person named in this proxy will vote in their discretion.

Each signatory to this proxy acknowledges receipt from Amplify Energy Corp., prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated April 7, 2020.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date